                                                                   EXHIBIT 99(a)

                                                            [BANK ONE LOGO HERE]

Bank One Corporation
1 Bank One Plaza
Chicago, IL  60670

News Release

For Immediate Release
---------------------

          BANK ONE REPORTS FIRST QUARTER NET INCOME OF $0.71 PER SHARE

CHICAGO, April 15, 2003 - Bank One Corporation (NYSE: ONE) today announced 2003 first quarter net income of $818 million, or $0.71 per diluted share, compared to $787 million, or $0.67 per diluted share, in the prior year.

"Our performance this quarter was mixed. Prudent credit risk management, cost containment, and account and balance growth in card, home equity and demand deposits positively contributed to our first quarter," said James Dimon, Chairman and Chief Executive Officer. "However, loan growth was limited and transactional volumes declined, somewhat due to the weakened economy. In addition, the competitive pricing environment in the card market and our decisions to retain capital and position the Company for rising rates led to lower margins. Bank One remains well positioned for the eventual economic recovery with one of the strongest reserve and capital positions in the industry."

Highlights in the first quarter include the following:

..    Significant items:

     . Tier 1 capital ratio increased to 10.0% from 9.0% in the prior year and 9.9% in the prior quarter.

     . Allowance to period end loans increased to 3.31% from 3.06% in the prior year and 3.20% in the prior quarter.

     . Total revenue, net of interest expense, declined $190 million. Approximately half of the decline resulted from actions taken by the Company to position for rising interest rates. The remaining decline was primarily the result of intentional reductions in the Commercial Banking and Retail loan portfolios, with a modest impact due to yield compression in Card Services.

     . After-tax net securities gains were $44 million, mostly offset by the negative $34 million after-tax mark-to-market adjustment on the credit derivative hedge portfolio.

..    Retail's actions over the past year led to visible signs of growth, and positioned the business well for future expansion. Net income was $381 million, an increase of 8%.

     . Net new personal demand accounts were positive for the third straight quarter, up 78,000 from the prior quarter, due to improvement in both account acquisition and attrition.

     . Average core deposits of $67.2 billion increased $5.0 billion, or 8%, from the prior year and $1.6 billion, or 10% annualized, from the prior quarter.
     . Average home equity balances increased $3.3 billion, or 13%, from the prior year and $700 million, or 10% annualized, from the prior quarter.
     . Extended hours were rolled out in 85% of the branches, continuing the plans to expand the franchise, and 49 new ATMs were added, primarily in Disney theme parks.
     .    Nearly 600 relationship bankers were added over the past year.
     . Net charge-offs declined 23% from the prior year and 14% from the prior quarter as the net charge-off ratio declined to 1.22% from 1.53% in the prior year and 1.40% in the prior quarter.

..    Commercial Banking's strong credit risk and expense management, along with growth in the fixed income and asset-backed capital markets products, drove improvement this quarter despite weak loan growth and a decline in Global Treasury Services (GTS) transaction volumes. Net income was $217 million, an increase of 52%.

     . Continued efforts to effectively control, manage and underwrite risk in a consistent and disciplined manner led to improvements in Commercial Banking credit quality. These trends were evident in the more than 50% decline in net charge-offs over the prior year and 37% decline over the prior quarter.
     . Building on the momentum evident in the fourth quarter, capital markets reported the strongest quarterly revenue in recent years of $201 million. This is an increase of $33 million, or 20%, driven by growth in asset-backed and fixed income securities and in syndication activities.
     . ROE improved to 12%, from 8% in the prior year and prior quarter, reflective of the efforts to enhance the returns in Commercial Banking.

..    Card Service's continued focus on operating efficiencies and innovation was evident in the growth in new accounts, increased balances and new alliances, but continued competitive pricing resulted in compressed customer yields. Net income was $248 million, an increase of 4%.

     . Total cards issued increased 3% to 51.0 million. In the quarter, 1.0 million new accounts were opened and attrition improved. This growth in accounts combined with a 13% increase in charge volume led to end-of-period managed loans of $72.8 billion, a 12% increase. However, continued competitive pricing, necessary to retain and attract customers, reduced customer yields, a trend which is expected to continue.
     . Alliances were formed with significant co-brand and affinity partners, including Charter One, Miami University and the Minnesota Timberwolves. A partnership with Starbucks Coffee Company was announced to develop an innovative new payment product, which will combine a re-loadable stored value card with a Visa credit card. In addition, the Company is optimistic regarding the growth potential for the Disney Visa Card, based upon early indications.
     . Disciplined underwriting and a focus on the prime and superprime markets continued to drive strong credit performance despite the seasonal increase in losses. The net charge-off rate was 5.29%, down from 5.69% in the prior year and up from 5.13% in the prior quarter.

..    Investment Management continued to achieve positive net inflows despite the continued weak equity market conditions. Net income was $80 million, a decline of 21%.

     . Net inflows of long-term assets were $2.5 billion in the current quarter and $8.6 billion during the last four quarters, bringing total assets under management to $158 billion, a 7% increase. For the 12 months ended February 2003, total One Group(R) fund assets increased 14% while the top 50 funds in the industry declined 9%; One Group fund long-term assets increased 3% as compared to the top 50 funds, which declined 12%.

     . Average deposits increased $1.3 billion, or 14%, from the prior year and $500 million, or 20% annualized, from the prior quarter, driven by strong growth in Private Client Services deposits.


LINE OF BUSINESS DISCUSSION

All comparisons are to the applicable period in the prior year unless otherwise specified.

Highlights - Net Income (Loss) by Line of Business

--------------------------------------------------------------------------------
                                                                 % change vs.
                                      1Q03     4Q02     1Q02     4Q02     1Q02
                                      ----     ----     ----     ----     ----
($ millions)
Retail                                $381     $346     $353      10%       8%
Commercial Banking                     217      148      143      47       52
Card Services                          248      321      239     (23)       4
Investment Management                   80       70      101      14      (21)
Corporate                             (108)     (43)     (49)     NM       NM
--------------------------------------------------------------------------------
   Total Corporation                  $818     $842     $787      (3)%      4%
--------------------------------------------------------------------------------

Retail

Retail net income totaled $381 million, an increase of $28 million, or 8%, primarily resulting from lower provision expense. Compared to the prior quarter, net income increased $35 million, or 10%, driven by seasonal impact of tax-refund anticipation lending.

Total revenue of $1.7 billion decreased 1%. Excluding revenue associated with the run-off portfolios, revenue increased $12 million. Net interest income was $1.2 billion, down 2%, primarily from the intentional reduction of the auto lease and discontinued brokered home equity portfolios, where average balances declined $4.3 billion. This revenue decline was partially offset by higher direct home equity loans and core demand deposits.

Noninterest income of $459 million was relatively unchanged, as lower fees related to the intentional reduction of non-branded ATM machines were offset by higher debit card revenue.

Noninterest expense of $890 million was also relatively unchanged, as improved efficiencies in operating expenses were offset by increased collection, marketing, and benefits expenses and branch expansion costs.

The provision for credit losses was $205 million, a decline of $62 million, or 23%, reflecting lower net charge-offs primarily in the intentionally reduced portfolios as well as the on-going real estate portfolio. As a percent of average loans, net charge-offs were 1.22%, down from 1.53%. Compared to the prior quarter, provision decreased $24 million, or 10%, reflecting lower charge-offs in the small business and vehicle portfolios.

The allowance for loan losses of $1.0 billion represented 1.60% of period-end loans, compared to 1.56%. Nonperforming assets were $1.6 billion, up 2% from the prior year and the prior quarter.


Commercial Banking

Commercial Banking net income increased $74 million, or 52%, to $217 million, primarily reflecting improved credit performance and capital markets revenue, partially offset by weak loan demand and deposit margin compression.

Net interest income decreased 13% to $569 million, reflecting a 16% reduction in average loan volume and compression in deposit spreads, partially offset by an improvement in corporate banking and middle market loan spreads. Compared to the prior quarter, net interest income decreased 7%, reflecting a 4% reduction in average loan volume and compressed deposit spreads resulting from falling interest rates.

Mark-to-market adjustments on the $7.7 billion notional credit derivatives hedge portfolio negatively impacted trading income by $54 million versus $33 million in the prior year and $59 million in the prior quarter.

Noninterest income (excluding the impact of the credit derivative hedge portfolio) increased $67 million, primarily driven by gains in tax-oriented investments, increased asset-backed, syndication and tax-exempt underwriting fees, and improved foreign exchange trading income.

Continued expense management held noninterest expense relatively stable at $567 million despite higher compensation costs resulting from the expensing of stock options and increased benefits expense. Compared to the prior quarter, noninterest expense declined 6%, due to improved operating expense management.

Credit quality continued to improve as reflected by the decline of $153 million, or 54%, in the provision for credit losses. Compared to the prior quarter, the provision for credit losses declined $74 million, or 37%.

--------------------------------------------------------------------------------
                            Corporate Banking            Middle Market
                            -----------------            -------------
($  millions)             1Q03    4Q02     1Q02     1Q03     4Q02      1Q02
                          ----    ----     ----     ----     ----      ----
Net charge-offs            $81    $148      $163     $47       $54      $118
Net charge-off ratio      1.07%   1.88%     1.81%   0.64%     0.70%     1.34%
Nonperforming loans       $814    $873    $1,170    $947    $1,001    $1,087
--------------------------------------------------------------------------------

The allowance for loan losses of $3.1 billion represented 5.18% of period-end loans, an increase from 4.46% in the prior year and 4.98% in the prior quarter. Nonperforming loans declined 22% to $1.8 billion, reflecting declines of 30% in corporate banking and 13% in middle market banking. Compared to the prior quarter, nonperforming loans declined 6%, reflecting declines of 7% in corporate banking and 5% in middle market banking.


CARD SERVICES

Reported Basis

Card Services net income increased 4% to $248 million. Expense management and higher loan balances were partially offset by margin compression associated with continued competitive pricing necessary to retain and attract customers.

Total revenue decreased 2% to $1.1 billion. Net interest income increased 23% to $309 million, reflecting higher owned loan balances, partially offset by the impact of lower, more competitive yields. Noninterest income declined 9% to $781 million, primarily driven by lower income earned on securitized loans, also the result of lower yields. This decline was partially offset by higher interchange fees from increased card usage by our customers and increased securitization activity. Paymentech, Inc., the Company's merchant card processor, reported an increase in total revenue of 13% to $134 million, resulting from a 23% increase in bank card volume and a 30% increase in total transactions, driven primarily by the purchase of the Scotia Bank merchant acquirer business.

Compared to the prior quarter, total revenue decreased $208 million, or 16%. Net interest income decreased $84 million, or 21%, reflecting lower owned loan balances and lower yields. Noninterest income decreased 14%, driven by lower income earned on securitized and owned loans.

Noninterest expense decreased 15% to $527 million, resulting from reduced marketing expense and operational efficiencies. Compared to the prior quarter, noninterest expense declined 13%, resulting from reduced marketing expenses, seasonally lower volume-related costs and operating improvements.

Period-end owned loans were $12.3 billion, an increase of $4.9 billion, or 66%, due to a lower percentage of securitized loans to managed loans in the current period. Net charge-offs were $161 million, an increase of $64 million, or 66%, primarily driven by higher owned loan balances. Net charge-offs as a percentage of average loans were 5.24%, down from 5.38% resulting from improved portfolio credit quality. Compared to the prior quarter, period-end owned loans increased $700 million while net charge-offs decreased by 4%.

The 30-day delinquency ratio was 2.81%, down from 2.99% in the prior year and 2.95% in the prior quarter, resulting from improved portfolio credit quality. Delinquency rates, on a reported basis, continued to be lower than on a managed basis as new originations represented a larger percentage of the on-balance sheet portfolio.


Managed Basis

Card Services net income increased 4% to $248 million. Improvements from expense management were partially offset by margin compression associated with continued competitive pricing necessary to retain and attract customers.

Total revenue decreased 3% to $1.9 billion. Net interest income declined 5% to $1.5 billion, reflecting lower, more competitive yields, partially offset by higher loan balances. Noninterest income increased 5% to $423 million, primarily driven by higher interchange from increased card usage by customers and increased securitization activity. Paymentech reported an increase in total revenue of 13% to $134 million, resulting from a 23% increase in bank card volume and a 30% increase in total transactions, driven primarily by the purchase of the Scotia Bank merchant acquirer business.

Compared to the prior quarter, total revenue decreased $140 million, or 7%. Net interest income decreased 5%, reflecting lower yields and fees, partially offset by higher loan balances, which are typically lower due to seasonal impacts. Noninterest income decreased 14%, driven by seasonally lower interchange.

Noninterest expense declined 15% to $527 million, resulting from reduced marketing expense and operational efficiencies. Compared to the prior quarter, noninterest expense declined 13% resulting from reduced marketing expenses, seasonally lower volume-related costs and operating improvements.

Period-end managed loans were $72.8 billion, an increase of $8.0 billion, or 12%. Reflecting the increase in loan balances, the provision for credit losses increased $28 million, or 3%, to $971 million. Net charge-offs as a percentage of average managed loans, however, declined to 5.29% from 5.69%, reflecting underwriting discipline and focus on the prime and superprime markets. Compared to the prior quarter, charge-offs increased by $61 million, or 7%, resulting from seasonally higher losses.

The 30-day delinquency ratio was 4.08%, compared to 4.27% in the prior year, resulting from improved portfolio credit quality, and slightly higher than the prior quarter ratio of 4.02%. Delinquency rates, on a reported basis, continued to be lower than on a managed basis as new originations represented a larger percentage of the on-balance sheet portfolio.


INVESTMENT MANAGEMENT

Investment Management net income totaled $80 million, a decline of $21 million, or 21%, reflecting weak market conditions.

Assets under management were $158 billion, an increase of $10 billion, or 7%, as a result of strong money market and fixed income asset growth, partially offset by a decline in equity assets. During this same period, the S&P 500 declined 26%. Institutional and External assets under management channels increased $19 billion, or 27%, partially offset by a decline in Private Client Services assets under management of $9 billion, or 18%. One Group mutual funds assets increased 8% to $98 billion.

Net interest income decreased 14% to $98 million. Despite continued strong average deposit growth of $1.3 billion, or 14%, net interest income declined due to deposit spread compression.

Noninterest income declined 2% to $248 million. Despite positive net fund inflows, noninterest income was negatively impacted by a shift in asset mix from equities to money market and fixed income, mostly caused by continuing market decline.

Noninterest expense increased 6% to $216 million, reflecting higher legal and other operating expenses. Salaries and benefits remained fairly flat despite an overall decline in headcount, because of increased benefits expenses and a change in the skill mix of the employee base.

The provision for credit losses was $2 million, down $3 million from a year ago. Provision decreased $26 million from the prior quarter, which had reflected the deterioration in credit quality of certain large loans.


CORPORATE

Corporate net loss totaled $108 million, compared with a net loss of $49 million. During the quarter, more than 20 million shares were repurchased at an average price of $35.72.

During 2002, actions were taken to position the balance sheet more defensively for a potential increase in interest rates. The Company extended funding duration by fixing rates, and positioned Treasury's investment portfolio for rising rates. As a result, net interest expense of $183 million in the current quarter reflects an increase of $140 million from the prior year and $64 million from the prior quarter.

Noninterest income was $80 million, an increase of $56 million, driven by net investment gains. Net securities gains of $69 million consisted primarily of net gains from Treasury's investment portfolio as a result of further repositioning. In addition, other income decreased $21 million from the previous year and increased $30 million from the prior quarter, primarily due to asset sales and valuation adjustments related to other investments.

Corporate noninterest expenses were $120 million, an increase of $33 million over the prior year and $19 million from the prior quarter.




Bank One Corporation is the nation's sixth-largest bank holding company, with assets of more than $287 billion. Bank One currently has more than 50 million credit cards issued, nearly 7 million retail households, and over 20,000 middle market customers. It also manages $158 billion of clients' investment assets. Bank One can be found on the Internet at www.bankone.com.


Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, April 15, at 3:00 p.m. (Eastern). To participate, phone (800) 406-5356 (domestic) or (913) 981-5572 (international); confirmation code 337674.

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 6:00 p.m. (Eastern) today through April 25, 2003, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); confirmation code 337674.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2002.

                                      ###

Media Contact:                         Investor Contacts:
Thomas A. Kelly  (312) 732-7007        Amy R. Fahey      (312) 732-5771
                                       Sandra M. Moe     (312) 732-8013
                                       Susan M. Parsons  (312) 407-5241

                                                            [BANK ONE LOGO HERE]

                              BANK ONE CORPORATION

                              FINANCIAL SUPPLEMENT
                               FIRST QUARTER 2003

Line of Business Results*                                                   Page
------------------------                                                    ----
Retail .................................................................   10-12
Commercial Banking .....................................................   13-14
Card Services - Reported Basis .........................................   15-16
Investment Management ..................................................   17-19
Corporate ..............................................................      20
Totals .................................................................      21

Consolidated Results
--------------------
Summary of Consolidated Selected Financial Information .................      22
Consolidated Statements of Income ......................................      23
Consolidated Balance Sheets ............................................      24
Credit Quality .........................................................   25-26
Capital and Intangible Assets ..........................................      26

Additional Schedules
--------------------
Card Services Line of Business Results - Managed Basis .................   27-28
Selected Financial Information - Managed Basis .........................      29
Consolidated Average Balance Sheet, Yields & Rates .....................   30-35

--------------------------------------------------------------------------------

The following change has been made in the First Quarter 2003 Earnings Press
Release:

.. Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business and the transfer of the community development business to the Corporate line of business.
.. Within Card Services, Owned Loans were segregated into two categories, "Held in portfolio" and "Held for Sale". The footnote previously detailing this information was eliminated.

--------------------------------------------------------------------------------

* Refer to 2002 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

Bank One Corporation and Subsidiaries
Retail Line of Business Information


                                                2003                  2002 (1)                               Change from
                                              -------   -------------------------------------   ------------------------------------
INCOME STATEMENT DATA (in millions):          1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr       Prior year        Prior quarter
--------------------------------------------  -------   -------------------------------------   -----------------   ----------------
                                                                                                 Amount   Percent   Amount   Percent
                                                                                                -------   -------   ------   -------
Net interest income - FTE                      $1,236    $1,206    $1,211    $1,205    $1,258     $(22)     (2)%     $ 30        2%

  Banking fees and commissions                    189       167       170       187       205      (16)     (8)        22       13
  Credit card revenue                              53        54        51        49        43       10      23         (1)      (2)
  Service charges on deposits                     204       223       213       196       201        3       1        (19)      (9)
  Other income (loss)                              13         2         2        13        11        2      18         11      N/M
                                              -------   -------------------------------------
    Total noninterest income                      459       446       436       445       460      ( 1)      -         13        3
                                              -------   -------------------------------------
      Total revenue, net of interest expense    1,695     1,652     1,647     1,650     1,718      (23)     (1)        43        3

Provision for credit losses                       205       229       198       215       267      (62)    (23)       (24)     (10)

Salaries and employee benefits                    391       392       381       383       389        2       1         (1)       -
Other expense                                     499       483       478       482       502       (3)     (1)        16        3
                                              -------   -------------------------------------
  Total noninterest expense before merger
    and restructuring-related charges
    (reversals)                                   890       875       859       865       891       (1)      -         15        2
Merger and restructuring-related charges
  (reversals)                                       -         -         -       (18)        -        -       -          -        -
                                              -------   -------------------------------------
   Total noninterest expense                      890       875       859       847       891       (1)      -         15        2

 Income before income taxes                       600       548       590       588       560       40       7         52        9
 Applicable income taxes                          219       202       218       217       207       12       6         17        8
                                              -------   -------------------------------------
   Net income (2)                             $   381   $   346   $   372   $   371   $   353       28       8         35       10
                                              =======   =====================================

 Memo-Revenue by source:
   Core businesses                            $ 1,626   $ 1,577   $ 1,562   $ 1,554   $ 1,614   $   12       1%      $ 49        3%
   Brokered home equity discontinued/
     vehicle leases                                69        75        85        96       104      (35)    (34)        (6)      (8)

FINANCIAL PERFORMANCE:
--------------------------------------------
Return on average common equity                    25%       22%       24%       24%       23%       2%                 3%
Efficiency ratio                                   53        53        52        51        52        1                 (1)
Headcount                                      33,400    33,225    33,053    33,519    33,631     (231)     (1)%      175        1%

ENDING BALANCES (in billions):
--------------------------------------------
Small business commercial                     $   9.7   $   9.8   $   9.8   $   9.9   $   9.9   $ (0.2)     (2)%    $(0.1)      (1)%
Home equity                                      28.9      28.5      26.8      25.6      25.3      3.6      14        0.4        1
Vehicle                                          13.6      14.0      14.3      13.6      13.7     (0.1)     (1)      (0.4)      (3)
Other personal loans                              7.9       8.5       8.9       8.3       8.6     (0.7)     (8)      (0.6)      (7)
                                              -------   -------------------------------------
  Core businesses                                60.1      60.8      59.8      57.4      57.5      2.6       5       (0.7)      (1)

Brokered home equity discontinued                 2.8       3.2       3.6       4.1       4.6     (1.8)    (39)      (0.4)     (13)
Vehicle leases                                    3.0       3.6       4.2       4.7       5.4     (2.4)    (44)      (0.6)     (17)
                                              -------   -------------------------------------
  Brokered home equity discontinued/
    vehicle leases                                5.8       6.8       7.8       8.8      10.0     (4.2)    (42)      (1.0)     (15)
                                              -------   -------------------------------------
    Total loans (3)                              65.9      67.6      67.6      66.2      67.5     (1.6)     (2)      (1.7)      (3)

Assets                                           69.1      70.9      70.7      69.5      71.0     (1.9)     (3)      (1.8)      (3)

Demand deposits                                  28.5      27.7      26.6      26.2      26.0      2.5      10        0.8        3
Savings                                          40.2      38.8      38.1      37.9      37.9      2.3       6        1.4        4
Time                                             20.6      21.8      23.0      24.6      24.9     (4.3)    (17)      (1.2)      (6)
                                              -------   -------------------------------------
  Total deposits                                 89.3      88.3      87.7      88.7      88.8      0.5       1        1.0        1

Equity                                            6.2       6.2       6.2       6.2       6.2        -       -          -        -


(1) Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business and the transfer of the community development business to the Corporate line of business.

(2) Net income before merger and restructuring reversals was $360 million in the second quarter 2002.

(3) Includes loans held for sale of $2.4 billion, $2.7 billion, $2.5 billion, $1.6 billion and $1.8 billion at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Retail Line of Business Information

                                                  2003                  2002 (1)                           Change from
                                                 -------    -------------------------------   ------------------------------------
AVERAGE BALANCES (in billions):                  1st Qtr    4th Qtr 3rd Qtr 2nd Qtr 1st Qtr      Prior year         Prior quarter
---------------------------------------------    -------    -------------------------------   ----------------    ----------------
                                                                                              Amount   Percent    Amount   Percent
                                                                                              ------   -------    ------   -------
Small business commercial                         $  9.8     $  9.8  $  9.9  $ 10.0  $  9.9   $ (0.1)       (1)%  $    -         -%
Home equity                                         28.5       27.8    26.1    25.4    25.2      3.3        13       0.7         3
Vehicle                                             13.8       14.2    13.8    13.6    13.5      0.3         2      (0.4)       (3)
Other personal loans                                 8.6        8.7     8.6     8.4     9.9     (1.3)      (13)     (0.1)       (1)
                                                  ------     ------------------------------
  Core businesses                                   60.7       60.5    58.4    57.4    58.5      2.2         4       0.2         -
Brokered home equity discontinued                    3.0        3.4     3.9     4.4     4.9     (1.9)      (39)     (0.4)      (12)
Vehicle leases                                       3.3        3.9     4.4     5.0     5.7     (2.4)      (42)     (0.6)      (15)
                                                  ------     ------------------------------
  Brokered home equity discontinued/
   vehicle leases                                    6.3        7.3     8.3     9.4    10.6     (4.3)      (41)     (1.0)      (14)
                                                  ------     ------------------------------
    Total loans                                     67.0       67.8    66.7    66.8    69.1     (2.1)       (3)     (0.8)       (1)

Assets                                              70.2       71.0    70.0    70.0    72.6     (2.4)       (3)     (0.8)       (1)

Demand deposits                                     27.6       27.1    26.1    25.9    25.1      2.5        10       0.5         2
Savings                                             39.6       38.5    38.1    37.8    37.1      2.5         7       1.1         3
Time                                                21.2       22.4    23.7    24.9    25.4     (4.2)      (17)     (1.2)       (5)
                                                  ------     ------------------------------
  Total deposits                                    88.4       88.0    87.9    88.6    87.6      0.8         1       0.4         -

Equity                                               6.2        6.2     6.2     6.2     6.2        -         -         -         -

CREDIT QUALITY (in millions):
---------------------------------------------
Net charge-offs:

  Small business commercial                       $   24     $   33  $   14  $   23  $   14   $   10        71%   $   (9)      (27)%
  Home equity                                         70         62      58      58      82      (12)      (15)        8        13
  Vehicle                                             47         69      53      41      65      (18)      (28)      (22)      (32)
  Other personal loans                                18         23      26      34      26       (8)      (31)       (5)      (22)
                                                  ------     ------------------------------
    Core businesses                                  159        187     151     156     187      (28)      (15)      (28)      (15)
  Brokered home equity discontinued                   29         32      34      44      48      (19)      (40)       (3)       (9)
  Vehicle leases                                      16         18      16      15      30      (14)      (47)       (2)      (11)
                                                  ------     ------------------------------
    Brokered home equity discontinued/
      vehicle leases                                  45         50      50      59      78      (33)      (42)       (5)      (10)
                                                  ------     ------------------------------
      Total consumer                                 180        204     187     192     251      (71)      (28)      (24)      (12)
                                                  ------     ------------------------------
       Total net charge-offs                         204        237     201     215     265      (61)      (23)      (33)      (14)

Net charge-off ratios:
  Small business commercial                         0.98%      1.35%   0.57%   0.92%   0.57%    0.41%              (0.37)%
  Home equity                                       0.98       0.89    0.89    0.91    1.30    (0.32)               0.09
  Vehicle                                           1.36       1.94    1.54    1.21    1.93    (0.57)              (0.58)
  Other personal loans                              0.84       1.06    1.21    1.62    1.05    (0.21)              (0.22)
    Core businesses                                 1.05       1.24    1.03    1.09    1.28    (0.23)              (0.19)
  Brokered home equity discontinued                 3.87       3.76    3.49    4.00    3.92    (0.05)               0.11
  Vehicle leases                                    1.94       1.85    1.45    1.20    2.11    (0.17)               0.09
    Brokered home equity discontinued/
     vehicle leases                                 2.86       2.74    2.41    2.51    2.94    (0.09)               0.12
      Total consumer                                1.26       1.41    1.32    1.35    1.70    (0.44)              (0.15)
       Total net charge-offs                        1.22       1.40    1.21    1.29    1.53    (0.31)              (0.18)

Nonperforming assets:

  Commercial                                      $  345     $  287  $  316  $  281  $  318   $   27         8%   $   58        20%
  Consumer                                         1,005      1,038   1,110   1,062   1,080      (75)       (7)      (33)       (3)
                                                  ------     ------------------------------
    Total nonperforming loans (2)                  1,350      1,325   1,426   1,343   1,398      (48)       (3)       25         2
  Other, including other real estate
   owned ("OREO")                                    231        223     180     168     159       72        45         8         4
                                                  ------     ------------------------------
    Total nonperforming assets                     1,581      1,548   1,606   1,511   1,557       24         2        33         2


(1) Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business and the transfer of the community development business to the Corporate line of business.

(2) Includes loans held for sale of $5 million, $3 million, $3 million, $4 million and $4 million at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002. These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Retail Line of Business Information

                                                 2003                 2002 (1)                             Change from
                                                -------    --------------------------------    ------------------------------------
CREDIT QUALITY (in millions):                   1st Qtr    4th Qtr 3rd Qtr 2nd Qtr  1st Qtr       Prior year        Prior quarter
--------------------------------------------    -------    --------------------------------    ----------------   -----------------
                                                                                               Amount   Percent   Amount    Percent
                                                                                               ------   -------   ------    -------
Allowance for credit losses                     $ 1,015    $ 1,014 $ 1,022 $ 1,025  $ 1,024   $    (9)    (1)%    $    1       -%
Allowance to period end loans                      1.60%      1.56%   1.57%   1.59%    1.56%     0.04%              0.04%
Allowance to nonperforming loans                     75         77      72      77       73         2                 (2)
Nonperforming assets to related assets             2.39       2.28    2.37    2.28     2.30      0.09               0.11

DISTRIBUTION:
--------------------------------------------
Number of:
  Banking centers                                 1,798      1,795   1,779   1,773    1,776       22        1          3       -
  ATMs                                            4,009      3,960   4,122   4,956    5,109   (1,100)     (22)        49       1
  Relationship bankers                            2,893      2,839   2,591   2,333    2,295      598       26         54       2
  On-line customers (in thousands)                1,701      1,404   1,326   1,269    1,248      453       36        297      21
  Personal demand accounts (in thousands)         4,438      4,360   4,339   4,304    4,316      122        3         78       2
  Business demand accounts (in thousands)           496        492     491     492      496        -        -          4       1
  Debit cards issued (in thousands)               4,818      4,647   4,609   4,492    4,404      414        9        171       4

RETAIL BROKERAGE (in millions):
--------------------------------------------
Mutual fund sales                               $   577    $   501 $   575 $   637   $  580   $   (3)      (1)%    $  76      15%
Annuity sales                                       766        751     752     814      797      (31)      (4)        15       2
                                                -------    --------------------------------
  Total investment sales volume                   1,343      1,252   1,327   1,451    1,377      (34)      (2)        91       7

Market value customer assets - end of period
  (in billions)                                 $  28.6    $  27.9 $  26.7 $  26.4   $ 26.8   $  1.8        7      $ 0.7       3
Number of customers - end of period (in
  thousands)                                        693        681     676     667      663       30        5         12       2
Number of dedicated investment sales
  representatives                                   870        845     828     761      737      133       18         25       3

(1) Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business and the transfer of the community development business to the Corporate line of business.

Bank One Corporation and Subsidiaries
Commercial Line of Business Information

                                                         2003                  2002                           Change from
                                                       -------  ----------------------------------  --------------------------------
INCOME STATEMENT DATA (in millions):                   1st Qtr  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year     Prior quarter
-----------------------------------------------------  -------  ----------------------------------  ---------------  ---------------
                                                                                                    Amount  Percent  Amount  Percent
                                                                                                    ------  -------  ------  -------
Net interest income - FTE                               $ 569    $ 609    $ 605    $ 598    $ 655   $ (86)    (13)%   $ (40)    (7)%

  Banking fees and commissions                            191      206      175      224      175      16       9       (15)    (7)
  Credit card revenue                                      23       22       21       20       14       9      64         1      5
  Service charges on deposits                             175      169      188      173      184      (9)     (5)        6      4
  Fiduciary and investment management fees                  1        2        -        -       (1)      2     N/M        (1)   (50)
  Investment securities losses                              -        -      (12)      (1)       -       -       -         -      -
  Trading                                                  17       (2)     143       81       26      (9)    (35)       19    N/M
  Other income (losses)                                    10      (15)     (78)     (43)     (27)     37     N/M        25    N/M
                                                       ------   ---------------------------------
    Total noninterest income                              417      382      437      454      371      46      12        35      9
                                                       ------   ---------------------------------
      Total revenue, net of interest expense              986      991    1,042    1,052    1,026     (40)     (4)       (5)    (1)

Provision for credit losses                               128      202      237      274      281    (153)    (54)      (74)   (37)

Salaries and employee benefits                            277      273      269      261      259      18       7         4      1
Other expense                                             290      333      315      331      301     (11)     (4)      (43)   (13)
                                                       ------   ---------------------------------
  Total noninterest expense before merger
  and restructuring-related charges (reversals)           567      606      584      592      560       7       1       (39)    (6)
Merger and restructuring-related charges (reversals)        -        -        -       (4)       -       -       -         -      -
                                                       ------   ---------------------------------
  Total noninterest expense                               567      606      584      588      560       7       1       (39)    (6)

Income before income taxes                                291      183      221      190      185     106      57       108     59
Applicable income taxes                                    74       35       42       43       42      32      76        39    N/M
                                                       ------   ---------------------------------
  Net income (1)                                        $ 217    $ 148    $ 179    $ 147    $ 143      74      52        69     47
                                                       ======   =================================
Memo - Revenue by activity:
  Lending-related revenue                               $ 430    $ 446    $ 390    $ 404    $ 445     (15)     (3)      (16)    (4)
  Credit derivative hedge portfolio                       (54)     (59)     101       33      (33)    (21)    (64)        5      8
  Global treasury services                                390      399      426      399      429     (39)     (9)       (9)    (2)
  Capital markets (2)                                     201      199      154      196      168      33      20         2      1
  Other                                                    19        6      (29)      20       17       2      12        13    N/M

FINANCIAL PERFORMANCE:
----------------------------------------------------
Return on average common equity                           12%       8%      10%       8%       8%      4%                4%
Efficiency ratio                                           58       61       56       56       55       3                (3)
Efficiency ratio excluding credit derivative
  hedge portfolio                                          55       58       62       58       53       2                (3)

Headcount:
  Corporate banking (including capital markets)         2,491    2,359    2,306    2,315    2,306     185      8%       132     6%
  Middle market                                         2,677    2,853    2,942    3,023    3,064    (387)    (13)     (176)    (6)
  Global treasury services                              3,203    3,342    3,403    3,299    3,306    (103)     (3)     (139)    (4)
  Operations, technology and other administration       2,023    1,988    1,967    2,270    2,203    (180)     (8)       35      2
                                                       ------   ----------------------------------
    Total headcount                                    10,394   10,542   10,618   10,907   10,879    (485)     (4)     (148)    (1)

ENDING BALANCES (in billions):
----------------------------------------------------
Loans (3)                                              $ 59.5   $ 61.9   $ 63.0   $ 64.9   $ 69.0  $ (9.5)    (14)%  $ (2.4)    (4)%
Assets                                                   96.6     93.7     95.7     94.3     96.3     0.3       -       2.9      3

Demand deposits                                          27.7     25.5     24.5     24.2     22.4     5.3      24       2.2      9
Savings                                                   3.3      3.5      2.9      2.8      2.9     0.4      14      (0.2)    (6)
Time                                                     13.7     17.4     14.8      8.7     11.1     2.6      23      (3.7)   (21)
Foreign offices                                           9.2     10.2      9.4      8.4      7.0     2.2      31      (1.0)   (10)
                                                       ------   ----------------------------------
  Total deposits                                         53.9     56.6     51.6     44.1     43.4    10.5      24      (2.7)    (5)

Equity                                                    7.4      7.4      7.4      7.4      7.4       -       -         -      -

(1) Net income before merger and restructuring reversals was $144 million in the second quarter 2002.

(2) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.

(3) Includes loans held for sale of $0.2 billion, $0.2 billion, $0.2 billion, $0.1 billion and $0.1 billion at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Commercial Line of Business Information

                                                 2003                     2002                             Change from
                                                -------   ----------------------------------   ------------------------------------
AVERAGE BALANCES (in billions):                 1st Qtr   4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year          Prior quarter
--------------------------------------------    -------   ----------------------------------   ----------------     ---------------
                                                                                                Amount  Percent     Amount  Percent
                                                                                               -------  -------     ------  -------
Loans                                           $ 60.0    $ 62.2   $ 63.7   $ 67.0   $ 71.1    $ (11.1)   (16)%     $ (2.2)   (4)%
Assets                                            93.0      93.3     92.7     94.4     99.3       (6.3)    (6)        (0.3)    -

Demand deposits                                   22.6      22.8     21.7     22.4     22.7       (0.1)     -         (0.2)   (1)
Savings                                            3.3       3.6      2.8      2.8      3.0        0.3     10         (0.3)   (8)
Time                                              14.1      15.3     13.6      9.7     17.2       (3.1)   (18)        (1.2)   (8)
Foreign offices                                    9.0       9.0      8.9      8.3      8.2        0.8     10            -     -
                                                ------    ---------------------------------
  Total deposits                                  49.0      50.7     47.0     43.2     51.1       (2.1)    (4)        (1.7)   (3)

Equity                                             7.4       7.4      7.4      7.4      7.4          -      -            -     -

CREDIT QUALITY (in millions):
--------------------------------------------
Net charge-offs                                 $  128    $  202   $  237   $  274   $  281    $  (153)   (54)%     $  (74)  (37)%
Net charge-off ratio                              0.85%     1.30%    1.49%    1.64%    1.58%     (0.73)%             (0.45)%

Nonperforming assets:
  Nonperforming loans (1)                       $1,761    $1,874   $2,040   $2,297   $2,257    $  (496)   (22)      $ (113)   (6)
  Other, including OREO                             19        21       27       30       33        (14)   (42)          (2)  (10)
                                                ------    ---------------------------------
    Total nonperforming assets                   1,780     1,895    2,067    2,327    2,290       (510)   (22)        (115)   (6)

Allowance for credit losses                      3,071     3,071    3,071    3,071    3,071          -      -            -     -
Allowance to period end loans                     5.18%     4.98%    4.89%    4.74%    4.46%      0.72%               0.20%
Allowance to nonperforming loans                   176       166      157      140      140         36                  11
Nonperforming assets to related assets            2.99      3.06     3.28     3.58     3.32      (0.33)              (0.07)

CORPORATE BANKING (in billions):
--------------------------------------------
Loans - ending balance                          $ 29.9    $ 31.6   $ 31.2   $ 31.8   $ 34.7    $  (4.8)   (14)%     $ (1.7)   (5)%
      - average balance                           30.4      31.5     31.6     33.3     36.0       (5.6)   (16)        (1.1)   (3)

Deposits - ending balance                         29.8      32.0     28.8     22.9     21.5        8.3     39         (2.2)   (7)
         - average balance                        26.8      28.0     25.9     21.7     29.1       (2.3)    (8)        (1.2)   (4)

Credit Quality (dollars in millions):
  Net charge-offs                                   81       148      160      168      163        (82)   (50)         (67)  (45)
  Net charge-off ratio                            1.07%     1.88%    2.03%    2.02%    1.81%     (0.74)%             (0.81)%
  Nonperforming loans                           $  814    $  873   $1,010   $1,161   $1,170    $  (356)   (30)      $  (59)   (7)
  Nonperforming loans to total loans              2.72%     2.76%    3.24%    3.65%    3.37%     (0.65)%             (0.04)%

SYNDICATIONS:
--------------------------------------------
Lead arranger deals:
  Volume (in billions):                         $ 14.8    $ 13.5   $ 11.3   $ 18.1   $ 14.9    $  (0.1)    (1)%     $  1.3    10%
  Number of transactions                            46        78       63       70       45          1      2          (32)  (41)
  League table standing - rank                       4         4        4        4        4          -      -            -     -
  League table standing - market share               9%        7%       6%       5%       9%         -                   2%

MIDDLE MARKET BANKING (in billions):
--------------------------------------------
Loans - ending balance                          $ 29.6    $ 30.3   $ 31.8   $ 33.1   $ 34.3    $  (4.7)   (14)%     $ (0.7)   (2)%
      - average balance                           29.6      30.7     32.1     33.7     35.1       (5.5)   (16)        (1.1)   (4)

Deposits - ending balance                         24.1      24.6     22.8     21.2     21.9        2.2     10         (0.5)   (2)
         - average balance                        22.2      22.7     21.2     21.5     22.0        0.2      1         (0.5)   (2)

Credit Quality (dollars in millions):
  Net charge-offs                                   47        54       77      106      118        (71)   (60)          (7)  (13)
  Net charge-off ratio                            0.64%     0.70%    0.96%    1.26%    1.34%     (0.70)%             (0.06)%
  Nonperforming loans                           $  947    $1,001   $1,030   $1,136   $1,087    $  (140)   (13)      $  (54)   (5)
  Nonperforming loans to total loans              3.20%     3.30%    3.24%    3.43%   3.17%       0.03%              (0.10)%

(1) Includes loans held for sale of $17 million, $19 million, $90 million, $103 million and $66 million at March 31, 2003, December 31, 2002, September 31, 2002, June 30, 2002 and March 31, 2002, respectively. These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Card Services Line of Business Information - Reported Basis (1)

                                                      2003                    2002                            Change from
                                                     -------   ----------------------------------  ---------------------------------
INCOME STATEMENT DATA (in millions):                 1st Qtr   4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year      Prior quarter
---------------------------------------------------  -------   ----------------------------------  ----------------  ---------------
                                                                                                   Amount   Percent  Amount  Percent
                                                                                                   ------   -------  ------  -------
Net interest income - FTE                             $ 309     $ 393    $ 359    $ 268    $ 251    $ 58       23%   $ (84)    (21)%
  Banking fees and commissions                           11        11       13       17       25     (14)     (56)       -       -
  Credit card revenue                                   774       913      903      891      853     (79)      (9)    (139)    (15)
  Other income (loss)                                    (4)      (19)     (24)      28      (18)     14       78       15      79
                                                      -----     --------------------------------
    Total noninterest income                            781       905      892      936      860     (79)      (9)    (124)    (14)
                                                      -----     --------------------------------
      Total revenue, net of interest expense          1,090     1,298    1,251    1,204    1,111     (21)      (2)    (208)    (16)

Provision for credit losses                             161       168      148      118       97      64       66       (7)     (4)

Salaries and employee benefits                          153       150      151      142      146       7        5        3       2
Other expense                                           374       455      464      462      475    (101)     (21)     (81)    (18)
                                                      -----     --------------------------------
  Total noninterest expense before merger
  and restructuring-related charges (reversals)         527       605      615      604      621     (94)     (15)     (78)    (13)
Merger and restructuring-related charges (reversals)      -         -        -      (19)       -       -        -        -       -
                                                      -----     --------------------------------
  Total noninterest expense                             527       605      615      585      621     (94)     (15)     (78)    (13)

Income before income taxes                              402       525      488      501      393       9        2     (123)    (23)
Applicable income taxes                                 154       204      190      193      154       -        -      (50)    (25)
                                                      -----     --------------------------------
  Net income (2)                                      $ 248     $ 321    $ 298    $ 308    $ 239       9        4      (73)    (23)
                                                      =====     ================================

Memo: Net securitization gains (amortization)         $   1     $   5    $ (11)   $ (13)   $ (31)   $ 32      N/M     $ (4)    (80)%

FINANCIAL PERFORMANCE (3):
---------------------------------------------------
Return on average common equity                          16%       20%      18%      19%      15%      1%               (4)%
Efficiency ratio                                         48        47       49       49       56      (8)                1

Headcount                                            10,778    10,548   10,508   10,298   10,718      60        1%     230       2%

ENDING BALANCES (in billions):
---------------------------------------------------
Owned loans:
  Held in portfolio                                   $ 7.1     $ 7.6    $ 6.7    $ 5.1    $ 4.8   $ 2.3       48%  $ (0.5)     (7)%
  Held for sale (4)                                     5.2       4.0      5.2      4.0      2.6     2.6      N/M      1.2      30
                                                      -----     --------------------------------
    Total owned loans                                  12.3      11.6     11.9      9.1      7.4     4.9       66      0.7       6
Seller's interest and accrued interest receivable      25.2      28.5     24.4     21.9     22.3     2.9       13     (3.3)    (12)
                                                      -----     --------------------------------
  Total receivables                                    37.5      40.1     36.3     31.0     29.7     7.8       26     (2.6)     (6)

Assets                                                 42.8      45.3     40.6     34.0     34.9     7.9       23     (2.5)     (6)

Equity                                                  6.4       6.4      6.4      6.4      6.4       -        -        -       -

AVERAGE BALANCES (in billions):
---------------------------------------------------
Owned loans:
  Held in portfolio                                   $ 7.7     $ 7.7    $ 5.9    $ 5.4    $ 5.0   $ 2.7       54%  $    -       - %
  Held for sale (4)                                     4.6       5.6      4.6      3.1      2.2     2.4      N/M     (1.0)    (18)
                                                      -----     --------------------------------
    Total owned loans                                  12.3      13.3     10.5      8.5      7.2     5.1       71     (1.0)     (8)
Seller's interest and accrued interest receivable      26.5      24.2     24.3     21.9     22.5     4.0       18      2.3      10
                                                      -----     --------------------------------
  Total receivables                                    38.8      37.5     34.8     30.4     29.7     9.1       31      1.3       3

Assets                                                 44.2      42.3     38.8     34.4     34.8     9.4       27      1.9       4

Equity                                                  6.4       6.4      6.4      6.4      6.4       -        -        -       -

(1) On a reported basis income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.
(2) Net income before merger and restructuring reversals was $296 million in the second quarter 2002.
(3) See Card Services line of business results on a managed basis in the financial supplement for financial performance ratios on a managed basis.
(4)  These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Card Services Line of Business Information - Reported Basis (1)

                                               2003                      2002                                Change from
                                             -------  ------------------------------------------  ----------------------------------
CREDIT QUALITY (in millions):                1st Qtr   4th Qtr    3rd Qtr    2nd Qtr    1st Qtr      Prior year      Prior quarter
------------------------------------------   -------  ------------------------------------------  ---------------  -----------------
                                                                                                  Amount  Percent   Amount   Percent
                                                                                                  ------  -------  --------  -------
Net charge-offs                              $   161    $   168   $   131   $   118    $    97    $   64       66% $    (7)    (4)%

Net charge-off ratio                            5.24%      5.05%     4.99%     5.58%      5.38%    (0.14)%            0.19%

Delinquency ratios:
  30+ days                                      2.81       2.95      2.74      2.72       2.99     (0.18)            (0.14)
  90+ days                                      1.30       1.38      1.11      1.23       1.36     (0.06)            (0.08)

Allowance for credit losses                  $   396    $   396   $   396   $   396    $   396         -       -         -      -
Allowance to period end loans held in
  portfolio                                     5.58%      5.22%     5.87%     7.74%      8.29%    (2.71)%            0.36%

OTHER DATA:
------------------------------------------
Charge volume (in billions):                 $  38.3    $  43.5   $  39.5   $  38.4    $  34.0    $  4.3      13%  $  (5.2)   (12)%
New accounts opened (in thousands):            1,037      1,257     1,430     1,283        941        96      10      (220)   (18)
Credit cards issued (in thousands):           50,978     50,531    48,952    48,788     49,407     1,571       3       447      1
Number of FirstUSA.com customers (in
  millions):                                     3.8        3.4       3.0       2.6        2.3       1.5      65       0.4     12

Paymentech (in millions):
  Bank card volume                           $34,444    $35,979   $30,711   $30,076    $27,961    $6,483      23   $(1,535)    (4)
  Total transactions                           1,218      1,189     1,063     1,016        940       278      30        29      2


(1) On a reported basis income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

Bank One Corporation and Subsidiaries
Investment Management Line of Business Information

                                                       2003                2002 (1)                          Change from
                                                     -------  ----------------------------------  ----------------------------------
INCOME STATEMENT DATA (in millions):                 1st Qtr  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year       Prior quarter
---------------------------------------------------  -------  -------  -------  -------  -------  ----------------  ----------------
                                                                                                   Amount  Percent  Amount   Percent
                                                                                                   ------  -------  ------   -------
Net interest income - FTE                              $ 98    $ 103    $ 100    $ 105    $ 114    $ (16)    (14)%   $ (5)     (5)%

  Banking fees and commissions                           66       56       61       71       60        6      10       10      18
  Service charges on deposits                             5        5        5        4        5        -       -        -       -
  Fiduciary and investment management fees              177      179      179      184      188      (11)     (6)      (2)     (1)
  Other income (loss)                                     -        -        1        8        1       (1)    N/M        -       -
                                                      -----------------------------------------
    Total noninterest income                            248      240      246      267      254       (6)     (2)       8       3
                                                      -----------------------------------------
      Total revenue, net of interest expense            346      343      346      372      368      (22)     (6)       3       1

Provision for credit losses                               2       28        2        -        5       (3)    (60)     (26)    (93)

Salaries and employee benefits                          117      118      117      111      116        1       1       (1)     (1)
Other expense                                            99       85       85       99       87       12      14       14      16
                                                      -----------------------------------------
  Total noninterest expense before merger
  and restructuring-related charges (reversals)         216      203      202      210      203       13       6       13       6
Merger and restructuring-related charges (reversals)      -        -        -       (1)       -        -       -        -       -
                                                      -----------------------------------------
  Total noninterest expense                             216      203      202      209      203       13       6       13       6

Income before income taxes                              128      112      142      163      160      (32)    (20)      16      14
Applicable income taxes                                  48       42       53       60       59      (11)    (19)       6      14
                                                      -----------------------------------------
  Net income (2)                                      $  80    $  70    $  89    $ 103    $ 101      (21)    (21)      10      14
                                                      =========================================

Memo: Gross insurance revenues (3)                    $ 107    $ 104    $ 104    $ 116    $ 123      (16)    (13)       3       3

FINANCIAL PERFORMANCE:
---------------------------------------------------
Return on average common equity                          32%      28%      35%      41%      41%      (9)%              4%
Efficiency ratio                                         62       59       58       56       55        7                3

Headcount                                             4,703    4,814    4,868    4,924    5,009     (306)     (6)%   (111)     (2)%

ENDING BALANCES (in billions):
---------------------------------------------------
Loans                                                 $ 6.7    $ 6.9    $ 7.1    $ 7.1    $ 7.2    $(0.5)     (7)%  $(0.2)     (3)%
Assets                                                  8.5      8.6      8.6      8.5      8.6     (0.1)     (1)    (0.1)     (1)

Demand deposits                                         2.3      2.6      2.6      2.4      3.0     (0.7)    (23)    (0.3)    (12)
Savings                                                 5.2      4.8      3.9      3.9      3.9      1.3      33      0.4       8
Time                                                    3.8      3.4      3.3      3.2      3.6      0.2       6      0.4      12
Foreign offices                                         0.2      0.2      0.3      0.3      0.2        -       -        -       -
                                                      -----------------------------------------
  Total deposits                                       11.5     11.0     10.1      9.8     10.7      0.8       7      0.5       5

Equity                                                  1.0      1.0      1.0      1.0      1.0        -       -        -       -

AVERAGE BALANCES (in billions):
---------------------------------------------------
Loans                                                 $ 6.8    $ 7.0    $ 7.0    $ 7.0    $ 7.0    $(0.2)     (3)%  $(0.2)     (3)%
Assets                                                  8.4      8.7      8.4      8.5      8.3      0.1       1     (0.3)     (3)

Demand deposits                                         2.0      2.2      2.0      2.0      2.1     (0.1)     (5)    (0.2)     (9)
Savings                                                 4.9      4.3      3.9      4.0      3.7      1.2      32      0.6      14
Time                                                    3.5      3.4      3.3      3.4      3.3      0.2       6      0.1       3
Foreign offices                                         0.2      0.2      0.2      0.2      0.2        -       -        -       -
                                                      -----------------------------------------
  Total deposits                                       10.6     10.1      9.4      9.6      9.3      1.3      14      0.5       5

Equity                                                  1.0      1.0      1.0      1.0      1.0        -       -        -       -

(1) Prior period data has been adjusted for the transfer of retail brokerage to the Retail line of business.
(2) Net income before merger and restructuring reversals was $102 million in the second quarter 2002.
(3)  Includes insurance revenues recorded in other lines of business.

Bank One Corporation and Subsidiaries
Investment Management Line of Business Information


                                                2003              2002 (1)                                   Change from
                                              -------   -------------------------------------   ------------------------------------
CREDIT QUALITY (in millions):                 1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr       Prior year        Prior quarter
--------------------------------------------  -------   -------------------------------------   -----------------   ----------------
                                                                                                Amount   Percent   Amount   Percent
                                                                                                -------   -------   ------   -------
Net charge-offs:
  Commercial                                  $     1   $    13   $     1   $    (1)  $     2   $    (1)   (50)%    $  (12)   (92)%
  Consumer                                          1         -         1         1         3        (2)   (67)          1      -
                                              -------   -------------------------------------
    Total net charge-offs                           2        13         2         -         5        (3)   (60)        (11)   (85)

Net charge-off ratios:
  Commercial                                     0.13%     1.56%     0.13%    (0.18)%    0.27%    (0.14)%            (1.43)%
  Consumer                                       0.11      0.02      0.11      0.13      0.29     (0.18)              0.09
    Total net charge-offs                        0.12      0.74      0.11         -      0.29     (0.17)             (0.62)

Nonperforming assets:
  Commercial                                  $    68   $    61   $    39   $    33   $    30        38    N/M           7     11
  Consumer                                         13        10         8         5         7         6     86           3     30
                                              -------   -------------------------------------
    Total nonperforming loans                      81        71        47        38        37        44    N/M          10     14

  Other, including OREO                             1         1         1         1         -         1      -           -      -
                                              -------   -------------------------------------
    Total nonperforming assets                     82        72        48        39        37        45    N/M          10     14

Allowance for credit losses                        40        40        25        25        25        15     60           -      -
Allowance to period end loans                    0.60%     0.58%     0.35%     0.35%     0.35%     0.25%              0.02%
Allowance to nonperforming loans                   49        56        53        66        68       (19)                (7)
Nonperforming assets to related assets           1.22      1.04      0.68      0.55      0.51      0.71               0.18

ASSETS UNDER MANAGEMENT
ENDING BALANCES (in billions):
--------------------------------------------
Mutual Funds                                  $  97.5   $ 101.2   $  91.5   $  90.2   $  89.9   $   7.6      8%       (3.7)    (4)%
Other                                            60.8      60.8      57.5      55.8      58.4       2.4      4           -      -
                                              -------   -------------------------------------
    Total assets                                158.3     162.0     149.0     146.0     148.3      10.0      7        (3.7)    (2)

By type:
Money market                                     73.9      78.6      68.6      62.8      62.7      11.2     18        (4.7)    (6)
Equity                                           35.4      37.1      35.4      42.2      47.9     (12.5)   (26)       (1.7)    (5)
Fixed income                                     49.0      46.3      45.0      41.0      37.7      11.3     30         2.7      6
                                              -------   -------------------------------------
    Total assets                                158.3     162.0     149.0     146.0     148.3      10.0      7        (3.7)    (2)

By channel:
Private client services                          41.2      42.7      42.4      46.4      50.1      (8.9)   (18)       (1.5)    (4)
Retail brokerage                                  7.1       7.0       6.7       7.2       7.7      (0.6)    (8)        0.1      1
Institutional                                    80.3      77.8      70.2      63.4      64.4      15.9     25         2.5      3
Commercial cash sweep                             7.7       9.0       8.6       9.2      10.1      (2.4)   (24)       (1.3)   (14)
Capital markets                                   3.4       4.9       4.7       3.7       2.6       0.8     31        (1.5)   (31)
External (2)                                      9.8      10.8       8.4       7.5       6.7       3.1     46        (1.0)    (9)
All other direct (3)                              8.8       9.8       8.0       8.6       6.7       2.1     31        (1.0)   (10)
                                              -------   -------------------------------------
    Total assets                                158.3     162.0     149.0     146.0     148.3      10.0      7        (3.7)    (2)

Morningstar rankings (4):
--------------------------------------------
% of customer assets in funds ranked 4 or
  better                                           54%       50%       48%       51%       55%       (1)%                4%
% of customer assets in funds ranked 3 or
  better                                           88        89        93        91        89        (1)                (1)

(1) Prior period data has been adjusted for the transfer of retail brokerage to the Retail line of business.

(2) Includes broker/dealers, trust companies and registered investment advisors that sell, or offer, One Group funds.

(3) One Group funds invested in other One Group funds and other mutual funds sub-advised.

(4) Morningstar changed the rating process effective June 30, 2002 with no prior period restatements.

Bank One Corporation and Subsidiaries
Investment Management Line of Business Information

                                                 2003                  2002 (1)                           Change from
                                                --------    --------------------------------   -----------------------------------
                                                1st Qtr     4th Qtr  3rd Qtr 2nd Qtr 1st Qtr      Prior year        Prior quarter
                                                --------    -------- ------- ------- -------   ---------------    ----------------
                                                                                               Amount  Percent    Amount   Percent
                                                                                               ------  -------    ------   -------
CORPORATE TRUST SECURITIES
ENDING BALANCES (in billions):
---------------------------------------------
Corporate trust securities under
 administration                                 $1,003.9    $1,016.0  $998.0  $998.1  $958.4   $ 45.5        5%   $(12.1)      (1)%


PRIVATE CLIENT SERVICES:
---------------------------------------------
Number of private client advisors                    649         676     675     668     660      (11)      (2)%     (27)      (4)%
Number of private client offices                      90          92      96      97      97       (7)      (7)       (2)      (2)

Total client assets - end of period
  (in billions): (2)                            $   60.6    $   61.7  $ 61.7  $ 66.4  $ 72.0   $(11.4)     (16)   $ (1.1)      (2)

Ending balances (in billions):
  Loans                                              6.6         6.9     7.0     7.0     6.9     (0.3)      (4)     (0.3)      (4)
  Deposits                                           9.9         9.2     8.3     8.2     8.2      1.7       21       0.7        8

Average balances (in billions):
  Loans                                              6.7         6.9     6.9     6.9     6.9     (0.2)      (3)     (0.2)      (3)
  Deposits                                           9.3         8.7     8.2     8.4     8.1      1.2       15       0.6        7

(1) Prior period data has been adjusted for the transfer of retail brokerage to the Retail line of business.

(2)  Fiduciary, brokerage, and other related assets (managed and non-managed).

Bank One Corporation and Subsidiaries
Corporate Line of Business Information

                                               2003                   2002 (1)                              Change from
                                             -------   ---------------------------------------  -----------------------------------
INCOME STATEMENT DATA (in millions):         1st Qtr   4th Qtr    3rd Qtr   2nd Qtr   1st Qtr      Prior year       Prior quarter
-------------------------------------------- --------  ---------------------------------------  ----------------   ----------------
                                                                                                Amount   Percent   Amount   Percent
                                                                                                ------   -------   ------   -------
Net interest expense - FTE                   $  (183)  $  (119)   $   (40)  $   (98)  $   (43)  $ (140)      N/M   $  (64)     (54)%

  Banking fees and commissions                   (17)      (11)       (10)       (6)       (7)     (10)      N/M       (6)     (55)
  Credit card revenue                              1         -          1         2        (1)       2       N/M        1        -
  Service charges on deposits                     (1)        2          4         3         3       (4)      N/M       (3)     N/M
  Fiduciary and investment management fees         8         1          2         4         2        6       N/M        7      N/M
  Investment securities gains (losses)            69       116        (17)       97       (18)      87       N/M      (47)     (41)
  Trading                                        (13)       (8)         -        (7)       (9)      (4)      (44)      (5)     (63)
  Other income                                    33         3         (3)       43        54      (21)      (39)      30      N/M
                                             -------   --------------------------------------
    Total noninterest income                      80       103        (23)      136        24       56       N/M      (23)     (22)
                                             -------   --------------------------------------
      Total revenue, net of interest expense    (103)      (16)       (63)       38       (19)     (84)      N/M      (87)     N/M

Provision for credit losses                        -         1          2         -        15      (15)      N/M       (1)     N/M

Salaries and employee benefits                   245       205        212       204       186       59        32       40       20
Other expense                                   (125)     (104)       (52)       32       (99)     (26)      (26)     (21)     (20)
                                             -------   --------------------------------------
  Total noninterest expense before merger
    and restructuring-related charges
    (reversals)                                  120       101        160       236        87       33        38       19       19
Merger and restructuring-related charges
  (reversals)                                      -         -          -       (21)        -        -         -        -        -
                                             -------   --------------------------------------
  Total noninterest expense                      120       101        160       215        87       33        38       19       19
Loss before income tax benefits                 (223)     (118)      (225)     (177)     (121)    (102)      (84)    (105)     (89)
Applicable income tax benefits                  (115)      (75)      (110)      (91)      (72)     (43)      (60)     (40)     (53)
                                             -------  ---------------------------------------
  Net loss (2)                               $  (108)  $   (43)   $  (115)  $   (86)  $   (49)     (59)      N/M      (65)     N/M
                                             =======  =======================================

FINANCIAL PERFORMANCE:
--------------------------------------------
Headcount                                     14,802    14,556     14,488    13,931    13,627    1,175        9%      246        2%

ENDING BALANCES (in billions):
--------------------------------------------
Loans                                        $   0.3   $   0.1    $   0.8   $   0.4   $   1.0   $(0.07)      (70)% $  0.2      N/M
Assets                                          70.9      58.9       58.6      64.0      52.1     18.8        36     12.0       20%

Memo:
  Treasury investment portfolio                 41.6      34.2       36.0      38.4      30.4     11.2        37      7.4       22
  Principal investments                          2.2       2.3        2.4       2.4       2.5     (0.3)      (12)    (0.1)      (4)

Deposits                                        12.4      14.1       14.6      14.9      15.9     (3.5)      (22)    (1.7)     (12)

Equity                                           1.3       1.4        0.9       0.6      (0.1)     1.4       N/M     (0.1)      (7)

AVERAGE BALANCES (in billions):
--------------------------------------------
Loans                                        $   0.3   $   0.3    $   0.3   $   0.4   $   0.5   $ (0.2)      (40)% $    -        -%
Assets                                          56.1      55.0       52.6      48.6      48.3      7.8        16      1.1        2

Deposits                                        12.9      14.1       13.4      14.2      15.7     (2.8)      (18)    (1.2)      (9)

Equity                                           1.6       1.2        1.1       0.6      (0.1)     1.7       N/M      0.4       33

CREDIT QUALITY (in millions):
--------------------------------------------
Net charge-offs                              $     -   $     2    $     2   $     -   $    15   $  (15)      N/M   $   (2)     N/M

Nonperforming assets:
  Nonperforming loans                              7         6          8        42        45      (38)      (84)%      1       17%
  Other including OREO                             3         6          6         5         5       (2)      (40)      (3)     (50)
                                             -------  ---------------------------------------
    Total nonperforming assets                    10        12         14        47        50      (40)      (80)      (2)     (17)

Allowance for credit losses                        4         4          4         4         4        -         -        -        -
Allowance to period end loans                   1.33%     4.00%      0.50%     1.00%     0.40%    0.93%             (2.67)%
Allowance to nonperforming loans                  57        67         50        10         9       48                (10)
Nonperforming assets to related assets          3.30     11.32       1.74     11.60      4.98    (1.68)             (8.02)

(1) Prior period data has been adjusted for the transfer of the community development business from the Retail line of business.
(2) Net loss before merger and restructuring reversals was $100 million in the second quarter 2002.

Bank One Corporation and Subsidiaries
Line of Business Information

                                                  2003                  2002 (1)                           Change from
                                                 -------    -----------------------------------   ----------------------------------
NET INCOME by LOB  (in millions):                1st Qtr    4th Qtr  3rd Qtr   2nd Qtr  1st Qtr      Prior year      Prior quarter
---------------------------------------------    -------    -----------------------------------   ----------------  ----------------
                                                                                                  Amount   Percent  Amount  Percent
                                                                                                  ------   -------  ------  -------
   Retail                                        $  381         346      372       371      353     28         8%     35      10%
   Commercial Banking                               217         148      179       147      143     74        52      69      47
   Card Services                                    248         321      298       308      239      9         4     (73)    (23)
   Investment Management                             80          70       89       103      101    (21)      (21)     10      14
   Corporate                                       (108)        (43)    (115)      (86)     (49)   (59)     (120)    (65)    N/M
                                                 ------      ----------------------------------
     Net Income                                     818         842      823       843      787     31         4     (24)     (3)

   Retail                                          46.6%       41.1%    45.2%     44.0%    44.9%
   Commercial Banking                              26.5        17.6     21.8      17.5     18.1
   Card Services                                   30.3        38.1     36.2      36.5     30.4
   Investment Management                            9.8         8.3     10.8      12.2     12.8
   Corporate                                      (13.2)       (5.1)   (14.0)    (10.2)    (6.2)
                                                 ------      ----------------------------------
     Net Income                                   100.0%      100.0%   100.0%    100.0%   100.0%

 Headcount                                       74,077      73,685   73,535    73,579   73,864    213         -     392       1







 Glossary for Selected Noninterest Income Categories:

 Banking fees and commissions          Insurance fees, documentary fees, commitment fees, mutual fund commissions, leasing fees, safe deposit fees, official checks fees, ATM interchange and miscellaneous other fee revenue.

 Credit card revenue                   Credit card fees, debit card fees and interchange fees.

 Service charges on deposits           Deficient balance fees, non-sufficient funds/overdraft fees and other service related fees.

 Fiduciary and investment
   management fees                     Asset management fees, personal trust fees and advisory fees.

 Investment security gains (losses)    Venture capital and investment securities (losses).

 Trading                               Realized and unrealized mark-to-market changes from trading assets, derivative financial instruments and foreign exchange products.

 Other income (loss)                   Net securitization gains (losses), net gains (losses) on Corporation transactions and/or asset sales/dispositions.


(1) Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business and the transfer of the community development business to the Corporate line of business.

Bank One Corporation and Subsidiaries
Summary of Consolidated Selected Financial Information

                                                2003                      2002                               Change from
                                               --------  --------------------------------------  -----------------------------------
INCOME STATEMENT DATA (in millions):            1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr     Prior year       Prior quarter
---------------------------------------------  --------  --------------------------------------  ----------------  -----------------
                                                                                                  Amount  Percent   Amount   Percent
                                                                                                 -------  -------  -------   -------
Total revenue, net of interest expense         $  3,977  $  4,232  $  4,185  $  4,280  $  4,169  $  (192)    (5)%  $  (255)     (6)%
Net interest income-
   fully taxable-equivalent ("FTE") basis (1)     2,029     2,192     2,235     2,078     2,235     (206)    (9)%     (163)     (7)
Noninterest income                                1,985     2,076     1,988     2,238     1,969       16      1        (91)     (4)
Provision for credit losses                         496       628       587       607       665     (169)   (25)      (132)    (21)
Noninterest expense                               2,320     2,390     2,420     2,444     2,362      (42)    (2)       (70)     (3)
Net income                                          818       842       823       843       787       31      4        (24)     (3)

PER COMMON SHARE DATA:
---------------------------------------------
Net income:
   Basic                                       $   0.71  $   0.73  $   0.71  $   0.72  $   0.67  $  0.04      6%   $ (0.02)     (3)%
   Diluted                                         0.71      0.72      0.70      0.71      0.67     0.04      6      (0.01)     (1)
Cash dividends declared                            0.21      0.21      0.21      0.21      0.21        -      -          -       -
Book value                                        19.44     19.28     18.79     18.37     17.81     1.63      9       0.16       1

BALANCE SHEET DATA -
  ENDING BALANCES (in millions):
---------------------------------------------
Loans                                          $144,747  $148,125  $150,389  $147,728  $152,126  $(7,379)    (5)%  $(3,378)     (2)%
Total assets                                    287,864   277,383   274,187   270,343   262,947   24,917      9     10,481       4
Deposits                                        167,075   170,008   164,036   157,518   158,803    8,272      5     (2,933)     (2)
Long-term debt (2)                               44,950    43,234    42,481    43,756    44,194      756      2      1,716       4
Common stockholders' equity                      22,316    22,440    21,925    21,563    20,913    1,403      7       (124)     (1)
Total stockholders' equity                       22,316    22,440    21,925    21,563    20,913    1,403      7       (124)     (1)

CREDIT QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                   1.35%     1.65%     1.55%     1.62%     1.71%   (0.36)%           (0.30)%
Allowance to period end loans                      3.31      3.20      3.17      3.19      3.06     0.25              0.11
Nonperforming assets to related assets (3)         2.38      2.38      2.48      2.65      2.58    (0.20)                -

FINANCIAL PERFORMANCE:
---------------------------------------------
Return on average assets                           1.22%     1.24%     1.24%     1.32%     1.21%    0.01%            (0.02)%
Return on average common equity                    14.7      15.0      14.8      15.7      15.3     (0.6)             (0.3)
Net interest margin                                3.46      3.67      3.84      3.69      3.91    (0.45)            (0.21)
Efficiency ratio                                   57.8      56.0      57.3      56.6      56.2      1.6               1.8

CAPITAL RATIOS:
---------------------------------------------
Risk-based capital:
   Tier 1                                          10.0%      9.9%      9.5%      9.4%      9.0%     1.0%              0.1%
   Total                                           13.8      13.7      13.0      13.0      12.7      1.1               0.1
Leverage                                            8.9       8.9       9.0       9.1       8.6      0.3                 -

COMMON STOCK DATA:
---------------------------------------------
Average shares outstanding (in millions):
   Basic                                          1,148     1,157     1,162     1,174     1,170      (22)    (2)%       (9)     (1)%
   Diluted                                        1,156     1,166     1,171     1,184     1,179      (23)    (2)       (10)     (1)
Stock price, quarter-end                       $  34.62  $  36.55  $  37.40  $  38.48  $  41.78  $ (7.16)   (17)   $ (1.93)     (5)
Headcount                                        74,077    73,685    73,535    73,579    73,864      213      -        392       1

(1) Net interest income-FTE includes taxable equivalent adjustments of $37 million, $36 million, $38 million, $36 million and $35 million for the quarters ended March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively.

(2)  Includes trust preferred capital securities.

(3) Related assets consist of loans outstanding including loans held for sale, and other real estate owned.

Bank One Corporation and Subsidiaries
Consolidated Statements of Income

                                                   2003                   2002                              Change from
                                                 -------   -----------------------------------  -----------------------------------
                                                 1st Qtr   4th Qtr  3rd Qtr  2nd Qtr   1st Qtr     Prior year       Prior quarter
                                                 -------   -----------------------------------  ----------------   ----------------
(In millions)                                                                                   Amount   Percent   Amount   Percent
                                                                                                ------   -------   ------   -------
Interest income                                  $ 3,197   $ 3,449  $ 3,535  $ 3,411   $ 3,540  $ (343)    (10)%   $ (252)     (7)%
Interest expense                                   1,205     1,293    1,338    1,369     1,340    (135)     10)       (88)     (7)
                                                 -------   -----------------------------------
  Total net interest income                        1,992     2,156    2,197    2,042     2,200    (208)     (9)      (164)     (8)

Banking fees and commissions                         440       429      409      493       458     (18)     (4)        11       3
Credit card revenue                                  851       989      976      962       909     (58)     (6)      (138)    (14)
Service charges on deposits                          383       399      410      376       393     (10)     (3)       (16)     (4)
Fiduciary and investment management fees             186       182      181      188       189      (3)     (2)         4       2
Investment securities gains (losses)                  69       116      (29)      96       (18)     87      N/M       (47)    (41)
Trading                                                4       (10)     143       74        17     (13)    (76)        14      N/M
Other income                                          52       (29)    (102)      49        21      31      N/M        81      N/M
                                                 -------   -----------------------------------
  Total noninterest income                         1,985     2,076    1,988    2,238     1,969      16       1        (91)      -
                                                 -------   -----------------------------------
    Total revenue, net of interest expense         3,977     4,232    4,185    4,280     4,169    (192)     (5)      (255)     (6)
Provision for credit losses                          496       628      587      607       665    (169)    (25)      (132)    (21)

Salaries and employee benefits                     1,183     1,138    1,130    1,101     1,096      87       8         45       4
Occupancy                                            165       158      159      170       158       7       4          7       4
Equipment                                            111       115      109       99       103       8       8         (4)     (3)
Outside service fees and processing                  277       327      304      372       300     (23)     (8)       (50)    (15)
Marketing and development                            226       242      291      265       271     (45)    (17)       (16)     (7)
Telecommunication                                     48        56       74      134       101     (53)    (52)        (8)    (14)
Other intangible amortization                         32        31       32       29        33      (1)     (3)         1       3
Goodwill amortization                                  -         -        -        -         -       -       -          -       -
Other expense                                        278       323      321      337       300     (22)     (7)       (45)    (14)
                                                 -------   -----------------------------------
  Total noninterest expense before merger
  and restructuring-related charges (reversals)    2,320     2,390    2,420    2,507     2,362     (42)     (2)       (70)     (3)
Merger and restructuring-related
 charges (reversals)                                   -         -        -      (63)        -       -       -          -       -
                                                 -------   -----------------------------------
    Total noninterest expense                      2,320     2,390    2,420    2,444     2,362     (42)     (2)       (70)     (3)

Income before income taxes                         1,161     1,214    1,178    1,229     1,142      19       2        (53)     (4)
Applicable income taxes                              343       372      355      386       355     (12)     (3)       (29)     (8)
                                                 -------   -----------------------------------

    Net income                                   $   818   $   842  $   823  $   843   $   787      31       4        (24)     (3)
                                                 =======   ===================================
    Net income attributable to common
      stockholders' equity                       $   818   $   842  $   823  $   843   $   787      31       4        (24)     (3)
                                                 =======   ===================================

Earnings per share:

  Basic                                          $  0.71   $  0.73  $  0.71  $  0.72    $ 0.67    0.04       6      (0.02)     (3)

  Diluted                                        $  0.71   $  0.72  $  0.70  $  0.71    $ 0.67    0.04       6      (0.01)     (1)

Average shares outstanding (in millions):

  Basic                                            1,148     1,157    1,162    1,174     1,170     (22)     (2)        (9)     (1)

  Diluted                                          1,156     1,166    1,171    1,184     1,179     (23)      (2)      (10)     (1)

Bank One Corporation and Subsidiaries
Consolidated Balance Sheets

                                                2003                        2002                             Change from
                                            --------  -----------------------------------------   ----------------------------------
(In millions)                                Mar 31     Dec 31     Sept 30    June 30   Mar 31      Prior year        Prior quarter
                                            --------  -----------------------------------------   ---------------    --------------
ASSETS                                                                                            Amount  Percent    Amount  Percent
-------------------------------------------                                                       ------  -------    ------  -------

Cash and due from banks                     $ 16,731  $ 17,920   $ 21,699     17,120  $ 12,683  $ 4,048     32%    $(1,189)     (7)%
Interest-bearing due from banks                8,488     1,503      2,960      3,041     1,532    6,956     N/M      6,985       N/M
Federal funds sold and securities
  under resale agreements                     17,897    17,356      8,062      9,538     9,211    8,686      94        541        3
Trading assets                                 9,968     7,190      6,367      6,269     6,974    2,994      43      2,778       39
Derivative product assets                      4,557     4,273      4,205      2,996     2,664    1,893      71        284        7
Investment securities                         71,263    67,643     66,129     65,685    58,657   12,606      21      3,620        5
Loans (1)                                    144,747   148,125    150,389    147,728   152,126   (7,379)     (5)    (3,378)      (2)
Allowance for credit losses                   (4,526)   (4,525)    (4,518)    (4,521)   (4,520)      (6)      -         (1)      -
                                            --------  ----------------------------------------
  Loans, net                                 140,221   143,600    145,871    143,207   147,606   (7,385)     (5)    (3,379)      (2)
Other assets                                  18,739    17,898     18,894     22,487    23,620   (4,881)    (21)       841        5
                                            --------  -----------------------------------------
    Total assets                            $287,864  $277,383   $274,187   $270,343  $262,947   24,917       9     10,481        4
                                            ========  =========================================
LIABILITIES
------------------------------------------
Deposits:
  Demand                                     $36,019   $34,325    $30,870    $26,841   $29,098  $ 6,921       24%  $ 1,694        5%
Savings                                       87,945    88,934     85,245     81,477    80,149    7,796       10      (989)      (1)
Time                                          28,063    30,512     32,265     34,658    36,228   (8,165)     (23)   (2,449)      (8)
Foreign offices                               15,048    16,237     15,656     14,542    13,328    1,720       13    (1,189)      (7)
                                            --------  -----------------------------------------
  Total deposits                             167,075   170,008    164,036    157,518   158,803    8,272        5    (2,933)      (2)
Federal funds purchased and securities
  sold under repurchase agreements            19,307    14,578     15,499     16,728    15,154    4,153       27     4,729       32
Other short-term borrowings                   12,803    12,306     12,810      9,809     5,503    7,300      N/M       497        4
Long-term debt                                41,635    39,919     39,166     40,441    40,879      756        2     1,716        4
Guaranteed preferred beneficial interest
  in the Corporation's junior subordinated
  debt                                         3,315     3,315      3,315      3,315     3,315        -        -         -       -
Derivative product liabilities                 3,983     3,838      3,886      2,632     2,071    1,912       92       145        4
Other liabilities                             17,430    10,979     13,550     18,337    16,309    1,121        7     6,451       59
                                            --------  ----------------------------------------
    Total liabilities                        265,548   254,943    252,262    248,780   242,034   23,514       10    10,605        4
                                            --------  ----------------------------------------
STOCKHOLDERS' EQUITY
------------------------------------------
Common stock                                      12        12         12         12        12   $    -        -%  $     -       -%
Surplus                                       10,246    10,239     10,224     10,177    10,239        7        -         7       -
Retained earnings                             13,594    13,020     12,423     11,845    11,250    2,344       21       574        4
Accumulated other adjustments to
  stockholders' equity                           (36)       (8)        26         46       (46)      10      (22)      (28)      N/M
Deferred compensation                           (275)     (157)      (177)      (195)     (217)     (58)      27      (118)      75
Treasury stock                                (1,225)     (666)      (583)      (322)     (325)    (900)     N/M      (559)      84
                                            --------  ----------------------------------------
  Total stockholders' equity                  22,316    22,440     21,925     21,563    20,913    1,403        7      (124)      (1)
                                            --------  ----------------------------------------
    Total liabilities and stockholders'
      equity                                $287,864  $277,383   $274,187   $270,343  $262,947   24,917        9    10,481        4
                                            ========  ========================================

Common Shares -- period-end (in millions):
  Issued                                       1,181     1,181      1,181      1,181     1,181        -        -         -        -
  Treasury shares                                 33        17         14          7         7       26      371        16       94
                                            --------  --------  ------------------------------
  Outstanding                                  1,148     1,164      1,167      1,174     1,174      (26)      (2)      (16)      (1)
                                            ========  ========================================

(1) Loans includes loans held for sale of $7.9 billion, $6.9 billion, $7.9 billion, $5.8 billion and $4.5 billion at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. These amounts are not included in allowance coverage. Prior periods have been recalculated to conform to current period presentation.

Bank One Corporation and Subsidiaries
Credit Quality

                                                   2003                  2002                                 Change from
                                                  -------    ----------------------------------   ---------------------------------
                                                  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year       Prior quarter
                                                  -------    ----------------------------------   ---------------   ---------------
(In millions)                                                                                     Amount  Percent   Amount  Percent
                                                                                                  ------  -------   ------  -------
Provision for credit losses                       $  496     $  628   $  587   $  607   $  665    $ (169)   (25)%    $(132)   (21)%

Gross charge-offs                                 $  597     $  700   $  648   $  714   $  767      (170)   (22)      (103)   (15)
Recoveries                                           102         78       75      107      104        (2)    (2)        24     31
                                                  ------     ---------------------------------
   Total net charge-offs                          $  495     $  622   $  573   $  607   $  663      (168)   (25)      (127)   (20)
                                                  ======     =================================

Net charge-offs:
   Retail                                         $  204     $  237   $  201   $  215   $  265       (61)   (23)       (33)   (14)
   Commercial Banking:
      Corporate Banking                               81        148      160      168      163       (82)   (50)       (67)   (45)
      Middle Market Banking                           47         54       77      106      118       (71)   (60)        (7)   (13)
                                                  ------     ---------------------------------
            Total Commercial Banking                 128        202      237      274      281      (153)   (54)       (74)   (37)
   Card Services                                     161        168      131      118       97        64     66         (7)    (4)
   IMG                                                 2         13        2        -        5        (3)   (60)       (11)   (85)
   Corporate                                           -          2        2        -       15       (15)   N/M         (2)   N/M
                                                  ------     ---------------------------------
      Total net charge-offs                       $  495     $  622   $  573   $  607   $  663      (168)   (25)      (127)   (20)

Net charge-off ratios:
   Retail                                           1.22%      1.40%    1.21%    1.29%    1.53%    (0.31)%           (0.18)%
   Commercial Banking:
      Corporate Banking                             1.07       1.88     2.03     2.02     1.81     (0.74)            (0.81)
      Middle Market Banking                         0.64       0.70     0.96     1.26     1.34     (0.70)            (0.06)
            Total Commercial Banking                0.85       1.30     1.49     1.64     1.58     (0.73)            (0.45)
   Card Services                                    5.24       5.05     4.99     5.58     5.38     (0.14)             0.19
   IMG                                              0.12       0.74     0.11        -     0.29     (0.17)            (0.62)
      Net charge-offs to average loans              1.35       1.65     1.55     1.62     1.71     (0.36)            (0.30)

Allowance for credit losses - period-end          $4,526     $4,525   $4,518   $4,521   $4,520    $    6    -  %     $   1     -  %

Nonperforming assets - period-end:
   Nonperforming loans:
      Retail                                      $1,350     $1,325   $1,426   $1,343   $1,398       (48)    (3)        25      2
      Commercial Banking:
         Corporate Banking                           814        873    1,010    1,161    1,170      (356)   (30)       (59)    (7)
         Middle Market Banking                       947      1,001    1,030    1,136    1,087      (140)   (13)       (54)    (5)
                                                  ------     ---------------------------------
            Total Commercial Banking               1,761      1,874    2,040    2,297    2,257      (496)   (22)      (113)    (6)
      IMG                                             81         71       47       38       37        44    N/M         10     14
      Corporate                                        7          6        8       42       45       (38)   (84)         1     17
                                                  ------     ---------------------------------
            Total nonperforming loans (1)          3,199      3,276    3,521    3,720    3,737      (538)   (14)       (77)    (2)
      Other, including other real estate owned       254        251      214      204      197        57     29          3      1
                                                  ------     ---------------------------------
            Total nonperforming assets            $3,453     $3,527   $3,735   $3,924   $3,934      (481)   (12)       (74)    (2)
                                                  ======     =================================
Nonperforming assets to related assets              2.38%      2.38%    2.48%    2.65%    2.58%    (0.20)%               -
Allowance to period end loans                       3.31       3.20     3.17     3.19     3.06      0.25              0.11
Allowance to nonperforming loans                     142        139      132      125      123        19                 3

Credit card delinquency rate:
30+  days                                           2.81       2.95     2.74     2.72     2.99     (0.18)            (0.14)
90+  days                                           1.30       1.38     1.11     1.23     1.36     (0.06)            (0.08)

(1) Nonperforming loans includes loans held for sale of $22 million, $22 million, $93 million, $107 million and $66 million at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002,
     respectively. These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Credit Quality-Continued

                                          2003                       2002                                    Change from
                                        ---------  -------------------------------------------   -----------------------------------
COMMERCIAL LOAN SALES (in millions):     1st Qtr    4th Qtr    3rd Qtr    2nd Qtr    1st Qtr        Prior year        Prior quarter
------------------------------------    ---------  -------------------------------------------   ----------------   ----------------
Loans sold and loans transferred to                                                              Amount   Percent   Amount   Percent
   loans held for sale: (1)                                                                      ------   -------   ------   -------
  Nonperforming loans                    $    92    $     62   $    139   $    208   $     99        (7)     (7)      30        48
  Other loans with credit related
     losses                                   94          63         79        148        160       (66)    (41)      31        49
  Other loans                                304         275        261        193        343       (39)    (11)      29        11
                                        ---------  -------------------------------------------
    Total                                $   490    $    400   $    479   $    549   $    602      (112)    (19)      90        23
                                        =========  ===========================================
Impact of sales, transfers to loans
   held for sale and valuation
   adjustments on held for sale:
  Charge-offs on loans sold and
     transferred to held for
     sale: (2) (3)
    Nonperforming loans                  $    10    $      -   $      5   $     39   $     48       (38)    (79)      10         -
    Other loans with credit related
       losses                                 10           5          6         12         19        (9)    (47)       5       N/M
                                        ---------  -------------------------------------------
      Total charge-offs to allowance     $    20    $      5   $     11   $     51   $     67       (47)    (70)      15       N/M
  Losses on loans sold and held
     for sale                                 (8)         (3)        12         22          4       (12)    N/M       (5)      N/M
                                        ---------  -------------------------------------------
      Total                              $    12    $      2   $     23   $     73   $     71       (59)    (83)      10       N/M
                                        =========  ===========================================

Capital and Related Information
SELECTED CAPITAL RATIOS:
------------------------------------
Risk-based capital ratios:
  Tier 1                                    10.0%        9.9%       9.5%       9.4%       9.0%      1.0%             0.1%
  Total                                     13.8        13.7       13.0       13.0       12.7      1.10             0.10
Leverage                                     8.9         8.9        9.0        9.1        8.6      0.30                -

Regulatory risk-based capital:
  Tier 1 capital                        $ 23,832    $ 23,918   $ 23,428   $ 23,039   $ 22,513     1,319       6      (86)        -
  Tier 2 capital                           9,035       9,201      8,650      8,924      9,115       (80)     (1)    (166)       (2)
                                       ----------  -------------------------------------------
    Total capital                       $ 32,867    $ 33,119   $ 32,078   $ 31,963   $ 31,628     1,239       4     (252)       (1)
                                       ==========  ===========================================
Total risk-weighted assets              $238,529    $241,468   $247,050   $246,032   $249,128   (10,599)     (4)  (2,939)       (1)
                                       ==========  ===========================================

INTANGIBLE ASSETS (in millions):
------------------------------------
Goodwill                                $  1,894    $  1,882   $  1,829   $  1,829   $  1,840        54       3       12         1
Other nonqualifying intangibles              239         256        215        237        251       (12)     (5)     (17)       (7)
                                       ----------  -------------------------------------------
  Subtotal                                 2,133       2,138      2,044      2,066      2,091        42       2       (5)        -
Qualifying intangibles                       402         415        421        405        422       (20)     (5)     (13)       (3)
                                       ----------  -------------------------------------------
  Total intangibles                     $  2,535    $  2,553   $  2,465   $  2,471   $  2,513        22       1      (18)       (1)
                                       ==========  ===========================================


(1) First quarter 2003 includes loans reclassified to loans held for sale of approximately $17 million, $95 million and $114 million in nonperforming, other loans with credit related losses and other loans, respectively.
(2)  These charge-offs are included in Commercial Banking net charge-offs.
(3) When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss. There were no charge-offs on loans reclassified to held for sale in the first quarter of 2003.

Bank One Corporation and Subsidiaries
Card Services Line of Business Information - Managed Basis (1)

                                                        2003                   2002                           Change from
                                                       -------  ----------------------------------  --------------------------------
INCOME STATEMENT DATA (in millions):                   1st Qtr  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr    Prior year      Prior quarter
-----------------------------------------------------  -------  ----------------------------------  ---------------  ---------------
                                                                                                    Amount  Percent  Amount  Percent
                                                                                                    ------  -------  ------  -------
Net interest income - FTE                              $ 1,477  $ 1,548  $ 1,524  $ 1,526  $ 1,555  $ (78)     (5)%  $ (71)     (5)%

  Banking fees and commissions                              11       11       13       17       25    (14)    (56)       -       -
  Credit card revenue                                      416      500      460      441      395     21       5      (84)    (17)
  Other income (loss)                                       (4)     (19)     (24)      28      (18)    14      78       15      79
                                                       -------  ----------------------------------
    Total noninterest income                               423      492      449      486      402     21       5      (69)    (14)
                                                       -------  ----------------------------------
      Total revenue, net of interest expense             1,900    2,040    1,973    2,012    1,957    (57)     (3)    (140)     (7)

Provision for credit losses                                971      910      870      926      943     28       3       61       7

Salaries and employee benefits                             153      150      151      142      146      7       5        3       2
Other expense                                              374      455      464      462      475   (101)    (21)     (81)    (18)
                                                       -------  ----------------------------------
  Total noninterest expense before merger
  and restructuring-related charges (reversals)            527      605      615      604      621    (94)    (15)     (78)    (13)
Merger and restructuring-related charges (reversals)         -        -        -      (19)       -      -       -        -       -
                                                       -------  ----------------------------------
  Total noninterest expense                                527      605      615      585      621    (94)    (15)     (78)    (13)

Income before income taxes                                 402      525      488      501      393      9       2     (123)    (23)
Applicable income taxes                                    154      204      190      193      154      -       -      (50)    (25)
                                                       -------  ----------------------------------
  Net income (2)                                       $   248  $   321  $   298  $   308  $   239      9       4      (73)    (23)
                                                       =======  ==================================

Memo: Net securitization gains (amortization)          $     1  $     5  $   (11) $   (13) $   (31)    32     N/M       (4)    (80)

FINANCIAL PERFORMANCE:
-----------------------------------------------------
Percentage of average outstandings:
  Net interest income - FTE                               8.16%    8.65%    8.87%    9.29%    9.51% (1.35)%          (0.49)%
  Provision for credit losses                             5.37     5.08     5.06     5.64     5.77  (0.40)            0.28
  Noninterest income                                      2.34     2.75     2.61     2.96     2.46  (0.12)           (0.41)
  Risk adjusted margin                                    5.13     6.32     6.42     6.61     6.20  (1.07)           (1.19)
  Noninterest expense                                     2.91     3.39     3.58     3.56     3.80  (0.89)           (0.48)
  Pretax income - FTE                                     2.22     2.93     2.84     3.05     2.40  (0.18)           (0.71)
  Net income                                              1.37     1.79     1.73     1.87     1.46  (0.09)           (0.42)

Return on average common equity                             16       20       18       19       15      1               (4)
Efficiency ratio                                            28       30       31       29       32     (4)              (2)

Headcount:                                              10,778   10,548   10,508   10,298   10,718     60       1      230       2

ENDING BALANCES (in billions):
-----------------------------------------------------
Owned loans:
  Held in portfolio                                    $   7.1  $   7.6  $   6.7  $   5.1  $   4.8  $ 2.3      48%   $(0.5)     (7)%
  Held for sale (3)                                        5.2      4.0      5.2      4.0      2.6    2.6     N/M      1.2      30
  Seller's interest and accrued interest receivable       25.2     28.5     24.4     21.9     22.3    2.9      13     (3.3)    (12)
                                                       -------  ----------------------------------
    Loans on balance sheet                                37.5     40.1     36.3     31.0     29.7    7.8      26     (2.6)     (6)
Securitized                                               35.3     33.9     32.9     35.8     35.1    0.2       1      1.4       4
                                                       -------  ----------------------------------
  Total loans                                             72.8     74.0     69.2     66.8     64.8    8.0      12     (1.2)     (2)

Assets                                                    78.1     79.2     73.4     69.8     70.0    8.1      12     (1.1)     (1)

Equity                                                     6.4      6.4      6.4      6.4      6.4      -       -        -       -

(1) On a reported basis income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement line.

(2) Net income before restructuring reversals was $296 million in the second quarter 2002.

(3)  These amounts are not included in allowance coverage statistics.

Bank One Corporation and Subsidiaries
Card Services Line of Business Information - Managed Basis (1)

                                                       2003                  2002                             Change from
                                                     -------  ----------------------------------  ----------------------------------
AVERAGE BALANCES (in billions):                      1st Qtr  4th Qtr  3rd Qtr  2nd Qtr  1st Qtr     Prior year       Prior quarter
---------------------------------------------------  -------  ----------------------------------  ----------------  ----------------
                                                                                                  Amount   Percent  Amount   Percent
                                                                                                  -------  -------  -------  -------
Owned loans:
  Held in portfolio                                  $   7.7  $   7.7  $   5.9  $   5.4  $   5.0  $     3     54%   $     -      -%
  Held for sale (2)                                      4.6      5.6      4.6      3.1      2.2      2.4    N/M       (1.0)   (18)
    Seller's interest and accrued interest receivable   26.5     24.2     24.3     21.9     22.5      4.0     18        2.3     10
                                                     -------  ----------------------------------
Loans on balance sheet                                  38.8     37.5     34.8     30.4     29.7      9.1     31        1.3      3
  Securitized                                           34.6     33.5     33.4     35.5     36.6     (2.0)    (5)       1.1      3
                                                     -------  ----------------------------------
Total loans                                             73.4     71.0     68.2     65.9     66.3      7.1     11        2.4      3

Assets                                                  78.8     75.8     72.2     70.0     71.4      7.4     10        3.0      4

Equity                                                   6.4      6.4      6.4      6.4      6.4        -      -          -      -

CREDIT QUALITY: (in millions)
---------------------------------------------------
Net charge-offs                                      $   971  $   910  $   853  $   926  $   943  $    28      3%   $    61      7%

Net charge-off ratio - managed                          5.29%    5.13%    5.00%    5.62%    5.69%   (0.40)%            0.16%
12 month lagged (3)                                     5.86     5.47     5.12     5.86     5.77     0.09              0.39

Delinquency ratios:
  30+ days                                              4.08     4.02     4.05     3.83     4.27    (0.19)             0.06
  90+ days                                              1.88     1.80     1.68     1.72     1.96    (0.08)             0.08

Allowance for credit losses                          $   396  $   396  $   396  $   396  $   396        -      -          -      -

Allowance to period end loans held in portfolio         5.58%    5.22%    5.87%    7.74%    8.29%    (2.71)%            0.36%

OTHER DATA:
---------------------------------------------------
Charge volume (in billions):                         $  38.3  $  43.5  $  39.5  $  38.4  $  34.0  $   4.3     13    $  (5.2)   (12)
New accounts opened (in thousands):                    1,037    1,257    1,430    1,283      941       96     10       (220)   (18)
Credit cards issued (in thousands):                   50,978   50,531   48,952   48,788   49,407    1,571      3        447      1
Number of FirstUSA.com customers (in millions):          3.8      3.4      3.0      2.6      2.3      1.5     65        0.4     12

Paymentech (in millions):
  Bank card volume                                   $34,444  $35,979  $30,711  $30,076  $27,961  $ 6,483     23    $(1,535)    (4)
  Total transactions                                   1,218    1,189    1,063    1,016      940      278     30         29      2


--------------------------------------------------------------------------------
The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized recerdables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizatons," of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.
--------------------------------------------------------------------------------

(1) On a reported basis income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement lines.
(2)  These amounts are not included in allowance coverage statistics.
(3) Second and first quarter 2002 ratios include Wachovia net charge-offs but exclude Wachovia loans.

Bank One Corporation and Subsidiaries
Summary of Consolidated Selected Financial Information

- Managed Basis


                                             2003                    2002                                   Change from
                                           --------  ----------------------------------------  -----------------------------------
                                           1st Qtr   4th Qtr    3rd Qtr   2nd Qtr    1st Qtr       Prior year       Prior quarter
                                           --------  ----------------------------------------  -----------------  ----------------
MANAGED INCOME STATEMENT (in millions):                                                         Amount   Percent  Amount   Percent
-----------------------------------------                                                      -------   -------  ------   -------
Net interest income - FTE                  $  3,197  $  3,347  $  3,399  $  3,336   $  3,539   $  (342)    (10)%  $  (150)     - %
Credit card revenue                             492       576       533       512        451        41       9        (84)   (15)
Other noninterest income                      1,134     1,086     1,012     1,276      1,060        74       7         48      4
Merger and restructuring-related charges
  (reversals)                                     -         -         -       (63)         -         -       -          -      -
Other noninterest expense                     2,320     2,390     2,420     2,444      2,362       (42)     (2)       (70)    (3)
Provision for credit losses                   1,306     1,370     1,308     1,415      1,511      (205)    (14)       (64)    (5)
Net income                                      818       842       823       843        787        31       4        (24)    (3)

MANAGED BALANCE SHEET DATA -
  ENDING BALANCES (in millions):
-----------------------------------------

Loans                                      $205,208  $210,540  $207,634  $205,422   $209,519    (4,311)     (2)    (5,332)    (3)
Assets                                      323,169   311,271   307,044   306,140    297,998    25,171       8     11,898      4

MANAGED CREDIT QUALITY (1)
-----------------------------------------
Net charge-offs to average loans               2.52%     2.62%     2.52%     2.73%      2.82%    (0.31)%            (0.10)%
Total net charge-offs                      $  1,305  $  1,363  $  1,295  $  1,416   $  1,510      (205)    (14)       (58)    (4)

MANAGED FINANCIAL PERFORMANCE:
-----------------------------------------
Net interest margin                            4.75%     4.91%     5.10%     5.12%      5.35%    (0.60)%            (0.16)%
Efficiency ratio                               48.1      47.7      48.9      47.7       46.8       1.3                0.4

MANAGED CAPITAL RATIO (1)
-----------------------------------------
Tangible common equity/tangible assets          6.2%       6.4%     6.4%      6.3%       6.2%        -               (0.2)%

--------------------------------------------------------------------------------
The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations," of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.
--------------------------------------------------------------------------------

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
-Managed Basis

                                                 2003                       2002
                                               ---------  -----------------------------------------
                                                1st Qtr    4th Qtr   3rd Qtr    2nd Qtr   1st Qtr
                                               ---------  -----------------------------------------
AVERAGE BALANCE SHEET (in millions):
----------------------------------------------
Assets
------

Short-term investments                          $ 17,672   $ 15,338  $  9,484   $ 10,300  $ 12,560
Trading assets (1)                                 8,414      6,995     6,426      6,941     6,239
Investment securities: (1)
   U.S. government and federal agency             29,030     28,549    30,331     26,655    25,883
   States and political subdivisions               1,169      1,177     1,171      1,178     1,287
   Other                                           8,958     10,212    10,994      9,341     8,387
                                               ---------  ----------------------------------------
       Total investment securities                39,157     39,938    42,496     37,174    35,557
Loans (1)(2)                                     207,439    208,167   205,830    207,145   214,049
                                               ---------  ----------------------------------------
       Total earning assets                      272,682    270,438   264,236    261,560   268,405
Allowance for credit losses                       (4,558)    (4,566)   (4,533)    (4,521)   (4,563)
Other assets-nonearning                          38,326     37,881    36,277     34,383    36,102
                                               ---------  ----------------------------------------
           Total assets                         $306,450   $303,753  $295,980   $291,422  $299,944
                                               =========  ========================================
Liabilities and Stockholders' Equity
----------------------------------------------
Deposits-interest-bearing: (3)
  Savings                                       $  9,662   $ 10,076    $9,953   $ 10,997  $ 12,731
  Money market                                    60,886     58,003    54,537     55,818    58,026
  Time                                            29,401     31,483    33,340     35,529    37,387
  Foreign offices (4)                             14,513     14,776    14,634     14,293    14,064
                                               ---------  ----------------------------------------
      Total deposits-interest-bearing           114,462    114,338   112,464    116,637   122,208
Federal funds purchased and securities
  under repurchase agreements                     16,866     14,950    15,115     15,188    14,531
Other short-term borrowings                       46,994     45,761    43,244     41,586    43,966
Long-term debt (5)                                44,630     43,180    43,229     43,870    43,022
                                               ---------  ----------------------------------------
       Total interest-bearing liabilities        222,952    218,229   214,052    217,281   223,727
Noninterest-bearing deposits                      46,397     48,521    45,201     38,994    41,526
Other liabilities                                 14,480     14,760    14,646     13,557    13,828
Common stockholders' equity                       22,621     22,243    22,081     21,590    20,863
                                               ---------  ----------------------------------------
       Total liabilities and equity             $306,450   $303,753  $295,980   $291,422  $299,944
                                               =========  ========================================

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
-Managed Basis

                                                           2003                       2002
                                                         --------    ---------------------------------------
                                                         1st Qtr      4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
                                                         --------    ---------------------------------------
INCOME/EXPENSE (in millions):
-------------------------------------------------
Assets
------
Short-term investments                                    $   63      $   62    $   49    $   49    $   58
Trading assets (1)                                            74          67        66        65        60
Investment securities: (1)
  U.S. government and federal agency                         280         338       401       364       352
  States and political subdivisions                           20          20        21        22        23
  Other                                                       77          87        95        82        91
                                                         --------    --------------------------------------
    Total investment securities                              377         445       517       468       466
Loans (1)(2)                                               4,054       4,248     4,303     4,329     4,501
                                                         --------    --------------------------------------
    Total earning assets                                  $4,568      $4,822    $4,935    $4,911    $5,085
                                                         ========    ======================================

Liabilities
-----------
Deposits-interest-bearing: (3)
  Savings                                                 $   14      $   20    $   17    $   23    $   25
  Money market                                               175         204       201       188       186
  Time                                                       307         342       374       414       445
  Foreign offices (4)                                         61          66        75        71        68
                                                         --------    --------------------------------------
    Total deposits-interest-bearing                         557         632       667       696       724
Federal funds purchased and securities
  under repurchase agreements                                 62          63        73        73        62
Other short-term borrowings                                  253         272       275       261       246
Long-term debt (5)                                           499         508       521       545       514
                                                         --------    --------------------------------------
    Total interest-bearing liabilities                    $1,371      $1,475    $1,536    $1,575    $1,546
                                                         ========    ======================================

Interest income/earning assets                            $4,568      $4,822    $4,935    $4,911    $5,085
Interest expense/earning assets                            1,371       1,475     1,536     1,575     1,546
                                                         --------    --------------------------------------
Net interest income/margin                                $3,197      $3,347    $3,399    $3,336    $3,539
                                                         ========    ======================================


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
--Managed Basis

                                                     2003                     2002
                                                   -------   ---------------------------------------
                                                   1st Qtr    4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
                                                   -------   ---------------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                               1.45%     1.60%     2.05%     1.91%     1.87%
Trading assets (1)                                   3.57      3.80      4.07      3.76      3.90
Investment securities: (1)
  U.S. government and federal agency                 3.91      4.70      5.25      5.48      5.52
  States and political subdivisions                  6.94      6.74      7.11      7.49      7.25
  Other                                              3.49      3.38      3.43      3.52      4.40
    Total investment securities                      3.90      4.42      4.83      5.05      5.32
Loans (1)(2)                                         7.93      8.10      8.29      8.38      8.53
    Total earning assets                             6.79      7.07      7.41      7.53      7.68

Liabilities
-----------
Deposits-interest-bearing: (3)
  Savings                                            0.59      0.79      0.68      0.84      0.80
  Money market                                       1.17      1.40      1.46      1.35      1.30
  Time                                               4.23      4.31      4.45      4.67      4.83
  Foreign offices (4)                                1.70      1.77      2.03      1.99      1.96
    Total deposits--interest-bearing                 1.97      2.19      2.35      2.39      2.40
Federal funds purchased and securities
  under repurchase agreements                        1.49      1.67      1.92      1.93      1.73
Other short-term borrowings                          2.18      2.36      2.52      2.52      2.27
Long-term debt (5)                                   4.53      4.67      4.78      4.98      4.85
    Total interest-bearing liabilities               2.49      2.68      2.85      2.91      2.80

Interest income/earning assets                       6.79      7.07      7.41      7.53      7.68
Interest expense/earning assets                      2.04      2.16      2.31      2.41      2.33
                                                    ------    -------------------------------------
Net interest margin                                  4.75%     4.91%     5.10%     5.12%     5.35%
                                                    ======    =====================================


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
-Reported Basis

                                                           2003                          2002
                                                        ----------     -------------------------------------------
                                                         1st Qtr        4th Qtr    3rd Qtr    2nd Qtr    1st Qtr
                                                        ----------     -------------------------------------------
AVERAGE BALANCE SHEET (in millions):
-------------------------------------------------
Assets
------
Short-term investments                                   $ 17,672       $ 15,338   $  9,484   $ 10,300   $ 12,560
Trading assets (1)                                          8,414          6,995      6,426      6,941      6,239
Investment securities: (1)
  U.S. government and federal agency                       29,030         28,549     30,331     26,655     25,883
  States and political subdivisions                         1,169          1,177      1,171      1,178      1,287
  Other                                                    34,851         34,350     35,230     31,257     30,904
                                                        ----------     -------------------------------------------
        Total investment securities                        65,050         64,076     66,732     59,090     58,074
Loans (1)(2)                                              146,419        150,531    148,152    149,674    154,942
                                                        ----------     -------------------------------------------
        Total earning assets                              237,555        236,940    230,794    226,005    231,815
Allowance for credit losses                                (4,558)        (4,566)    (4,533)    (4,521)    (4,563)
Other assets-nonearning                                    38,892         37,888     36,277     34,383     36,102
                                                        ----------     -------------------------------------------
        Total assets                                     $271,889       $270,262   $262,538   $255,867   $263,354
                                                        ==========     ===========================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits-interest-bearing: (3)
  Savings                                                $  9,662       $ 10,076   $  9,953   $ 10,997   $ 12,731
  Money market                                             60,886         58,003     54,537     55,818     58,026
  Time                                                     29,401         31,483     33,340     35,529     37,387
  Foreign offices (4)                                      14,513         14,776     14,634     14,293     14,064
                                                        ----------     -------------------------------------------
        Total deposits-interest-bearing                   114,462        114,338    112,464    116,637    122,208
Federal funds purchased and securities
  under repurchase agreements                              16,866         14,950     15,115     15,188     14,531
Other short-term borrowings                                12,433         12,270      9,802      6,031      7,376
Long-term debt (5)                                         44,630         43,180     43,229     43,870     43,022
                                                        ----------     -------------------------------------------
        Total interest-bearing liabilities                188,391        184,738    180,610    181,726    187,137
Noninterest-bearing deposits                               46,397         48,521     45,201     38,994     41,526
Other liabilities                                          14,480         14,760     14,646     13,557     13,828
Common stockholders' equity                                22,621         22,243     22,081     21,590     20,863
                                                        ----------     -------------------------------------------
        Total liabilities and equity                     $271,889       $270,262   $262,538   $255,867   $263,354
                                                        ==========     ===========================================


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
 -Reported Basis

                                                           2003                        2002
                                                        ---------    -----------------------------------------
                                                         1st Qtr      4th Qtr    3rd Qtr    2nd Qtr   1st Qtr
                                                        ---------    -----------------------------------------
INCOME/EXPENSE (in millions):
-------------------------------------------------
Assets
------
Short-term investments                                  $     63     $    62     $   49     $   49    $    58
Trading assets (1)                                            74          67         66         65         60
Investment securities: (1)
   U.S. government and federal agency                        280         338        401        364        352
   States and political subdivisions                          20          20         21         22         23
   Other                                                     482         521        558        484        501
                                                        ---------    -----------------------------------------
       Total investment securities                           782         879        980        870        876
Loans (1) (2)                                              2,315       2,477      2,478      2,463      2,581
                                                        ---------    -----------------------------------------
       Total earning assets                             $  3,234     $ 3,485     $3,573     $3,447    $ 3,575
                                                        =========    =========================================

Liabilities
-----------
Deposits - interest-bearing: (3)
  Savings                                               $     14     $    20     $   17     $   23    $    25
  Money market                                               175         204        201        188        186
  Time                                                       307         342        374        414        445
  Foreign offices (4)                                         61          66         75         71         68
                                                        ---------    -----------------------------------------
       Total deposits - interest-bearing                     557         632        667        696        724
Federal funds purchased and securities
  under repurchase agreements                                 62          63         73         73         62
Other short-term borrowings                                   87          90         77         55         40
Long-term debt (5)                                           499         508        521        545        514
                                                        ---------    -----------------------------------------
       Total interest-bearing liabilities               $  1,205     $ 1,293     $1,338     $1,369    $ 1,340
                                                        =========    =========================================

Interest income/earning assets                          $  3,234     $ 3,485     $3,573     $3,447    $ 3,575
Interest expense/earning assets                            1,205       1,293      1,338      1,369      1,340
                                                        ---------    -----------------------------------------
Net interest income/margin                              $  2,029     $ 2,192     $2,235     $2,078    $ 2,235
                                                        =========    =========================================

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

Bank One Corporation and Subsidiaries
Average Balance Sheets, Yields, & Rates
 -Reported Basis

                                                         2003                         2002
                                                       ---------     -----------------------------------------
                                                        1st Qtr       4th Qtr   3rd Qtr    2nd Qtr    1st Qtr
                                                       ---------     -----------------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                                   1.45%          1.60%     2.05%      1.91%      1.87%
Trading assets (1)                                       3.57           3.80      4.07       3.76       3.90
Investment securities: (1)
  U.S. government and federal agency                     3.91           4.70      5.25       5.48       5.52
  States and political subdivisions                      6.94           6.74      7.11       7.49       7.25
  Other                                                  5.61           6.02      6.28       6.21       6.57
       Total investment securities                       4.88           5.44      5.83       5.91       6.12
 Loans (1) (2)                                           6.41           6.53      6.64       6.60       6.76
       Total earning assets                              5.52           5.84      6.14       6.12       6.25

Liabilities
-----------
Deposits - interest-bearing: (3)
  Savings                                                0.59           0.79      0.68       0.84       0.80
  Money market                                           1.17           1.40      1.46       1.35       1.30
  Time                                                   4.23           4.31      4.45       4.67       4.83
  Foreign offices (4)                                    1.70           1.77      2.03       1.99       1.96
       Total deposits - interest-bearing                 1.97           2.19      2.35       2.39       2.40
Federal funds purchased and securities
  under repurchase agreements                            1.49           1.67      1.92       1.93       1.73
Other short-term borrowings                              2.84           2.91      3.12       3.66       2.20
Long-term debt (5)                                       4.53           4.67      4.78       4.98       4.85
       Total interest-bearing liabilities                2.59           2.78      2.94       3.02       2.90

Interest income/earning assets                           5.52           5.84      6.14       6.12       6.25
Interest expense/earning assets                          2.06           2.17      2.30       2.43       2.34
                                                       ---------     -----------------------------------------
Net interest margin                                      3.46%          3.67%     3.84%      3.69%      3.91%
                                                       =========     =========================================

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.